Exhibit 10.2

Ovintiv U.S. Retirement Plan

Amended and Restated Effective January 27, 2020

Ovintiv U.S. Retirement Plan

Table of Contents

Introduction	1
Article 1. Definitions	2
1.1	Account2
1.2	Administrator2
1.3	Affiliated Group2
1.4	Annual Additions2
1.5	Annuity Starting Date2
1.6	Application for Benefits3
1.7	Automatic Participant3
1.8	Beneficiary3
1.9	Cash-Out Limit3
1.10	Catch‑Up Contributions3
1.11	Code3
1.12	Committee3
1.13	Compensation3
1.14	Date of Employment3
1.15	Date of Reemployment3
1.16	Death3
1.17	Deferral Contributions4
1.18	Deferral Account4
1.19	Disability4
1.20	Early Retirement Age4
1.21	Effective Date4
1.22	Elapsed Time Basis4
1.23	Eligible Employee5
1.24	Employee5
1.25	Employee Stock Ownership Plan or ESOP component5
1.26	Employer5
1.27	Employer Contributions5
1.28	Employer Contribution Account6
1.29	Employer Stock Dividends6
1.30	Employer Stock6
1.31	Employer Stock Fund6
1.32	ERISA6
1.33	ESOP Participant6
1.34	Excess Deferrals6
1.35	Five-Taxable-Year Period6
1.36	Investment Manager6
1.37	Leave of Absence6
1.38	Limitation Year6
1.39	Maternity Leave or Paternity Leave7
1.40	Normal Retirement Age7

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1.41	Ovintiv Inc.7
1.42	One-Year Period of Severance7
1.43	Participant7
1.44	Participating Employer7
1.45	Plan7
1.46	Plan Year7
1.47	Pre-Tax Contributions7
1.48	Qualified Distribution7
1.49	Qualified Joint and Survivor Annuity7
1.50	Qualified Matching Contribution Account8
1.51	Qualified Nonelective Contribution Account8
1.52	Qualified Nonelective Contributions or QNECs8
1.53	Qualified Optional Survivor Annuity8
1.54	Qualified Preretirement Survivor Annuity8
1.55	Regulation8
1.56	Required Distribution Date8
1.57	Rollover Account8
1.58	Rollover Contributions8
1.59	Roth Contributions8
1.60	Safe Harbor Matching Contributions9
1.61	Safe Harbor Matching Contribution Account9
1.62	Safe Harbor Plan9
1.63	Severance from Service Date9
1.64	Sponsor9
1.65	Spouse9
1.66	Suspense Account9
1.67	Testing Compensation9
1.68	Transfer Account11
1.69	Transferee Plan11
1.70	Trust Agreement11
1.71	Trust Fund11
1.72	Trustee11
1.73	Valuation Date11
1.74	Year of Service11
Article 2. Eligibility and Participation	12
2.1	Eligibility to Participate12
2.2	Eligibility to Receive Safe Harbor Matching Contribution and Employer Contribution12
2.3	Reinstatement of Participation12
2.4	Termination of Participation12
Article 3. Contributions	13
3.1	Deferral Contributions13
3.2	Safe Harbor Matching Contributions14
3.3	Employer Contributions14
3.4	Supplemental Contributions14
3.5	Qualified Nonelective Contributions14

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3.6	Rollover Contributions14
Article 4. Service and Vesting	16
4.1	Service Counting Method16
4.2	Service with Participating and Predecessor Employers16
4.3	Vested Benefits16
4.4	Forfeitures17
4.5	Reinstatement of Vesting Service upon Reemployment17
4.6	Restoration of Forfeited Amounts upon Reemployment17
Article 5. Accounts AND ESOP PROVISIONS	19
5.1	Participant Accounts19
5.2	Valuation and Adjustment of Accounts19
5.3	Disposition of Forfeitures or Suspense Account19
5.4	Directed Investments20
5.5	Statements21
5.6	Employer Stock Dividend Reinvestment Option21
5.7	Voting or Tendering Employer Stock Fund22
Article 6. LIMITATIONS ON BENEFITS	24
6.1	Average Deferral Percentage Limitations24
6.2	Average Contribution Percentage Limitations24
6.3	Elective Deferral Limitation24
6.4	Annual Additions Limitation25
Article 7. distribution of plan benefits	26
7.1	Distribution Events26
7.2	Amount of Distribution26
7.3	Form of Distribution26
7.4	Timing of Distribution28
7.5	Notice29
7.6	Required Minimum Distributions29
7.7	Death Benefits29
7.8	Determination of Beneficiary31
7.9	Rollover of Plan Distributions33
7.10	Qualified Domestic Relations Orders34
Article 8. Loans; Hardship and in-service withdrawals	36
8.1	Participant Loans36
8.2	In-Service Withdrawals36
8.3	Hardship Withdrawals36
Article 9. application for benefits	39
9.1	Applying for Benefits39
9.2	Denial of Benefits39

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9.3	Exhaustion of Remedies; Limitation of Actions41
Article 10. administration of the plan	42
10.1	Administrator42
10.2	Organization and Procedures42
10.3	Powers and Duties42
10.4	Consultation with Agents43
10.5	Finality of Action43
10.6	Indemnification44
10.7	Payment of Plan Expenses44
Article 11. the trust fund	45
11.1	The Trustee45
11.2	The Trust Fund45
11.3	Reversion of Assets45
Article 12. plan fiduciaries	46
12.1	Fiduciaries46
12.2	Fiduciary Responsibilities46
12.3	Investment Managers47
Article 13. amendment, termination and merger	48
13.1	Plan Amendment48
13.2	Vesting Amendments48
13.3	Plan Termination49
13.4	Plan Merger or Transfer of Assets50
Article 14. Top Heavy Provisions	51
14.1	Top-Heavy Definitions51
14.2	Determination of Top-Heavy Status51
14.3	Change in Vesting Schedule52
14.4	Minimum Contribution52
Article 15. general provisions	54
15.1	Interpretation54
15.2	Liability for Participant Representations54
15.3	Governing Law54
15.4	Participating Employers54
15.5	Missing Participants and Beneficiaries55
15.6	Incapacity of Participant or Beneficiary55
15.7	Assignment and Alienation56
15.8	Participant Rights56
15.9	Effect on Employment Status56
15.10	Qualified Military Service56

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Schedule A - Participating Employers	59
Schedule B - Imputed Service for Predecessor and Related Employers	60
Schedule C - Protected Benefits	61

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Ovintiv U.S. Retirement Plan
(Amended and Restated Effective January 27, 2020)

Introduction

Alenco Inc. originally established the Encana (USA) Retirement Plan (the “Plan”), (formerly known as the Encana (USA) 401(k) Plan and the Encana International (USA) Inc. 401(k) Plan) effective September 1, 1999.  The Plan was most recently amended and restated effective March 14, 2014 in connection with the merger of the Encana (USA) Money Purchase Plan and an amendment to qualify a portion of the Plan as an employee stock ownership plan (“ESOP”) pursuant to Code Section 4975(e)(7), both effective March 14, 2014.  Encana Services Company Ltd. became the Plan sponsor effective January 1, 2014.  Encana Services Company Ltd. was renamed Ovintiv Services Inc. effective January 24, 2020. The Plan is now amended, restated, and renamed the Ovintiv U.S. Retirement Plan, effective January 27, 2020. This amendment and restatement supersedes all other restatements to the Plan.  The ESOP component of the Plan is intended to invest primarily in employer securities, within the meaning of Code Section 409(l), and the ESOP and profit sharing components under the Plan are intended to constitute a single plan under Treasury Regulation 1.414(l)-1(b)(1).

The Plan is intended to qualify under Code Sections 401(a) and 501(a) and is created and maintained for the exclusive benefit of eligible employees and their beneficiaries to provide them with a means to accumulate retirement savings, to provide retirement funds, and to provide benefits in the event of an employee’s death or disability.

The Plan includes this document and Schedules A, B and C, as may be amended from time to time without the necessity of a formal Plan amendment.

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Article 1.
Definitions

When used in this Plan, the following capitalized terms have the meanings set forth below unless a different meaning is plainly required by the context:

1.1	Account

means the individual account established in the name of each Participant reflecting the portion of the Employer’s and the Participant’s contributions, and the net earnings or losses thereon, and which will, to the extent applicable, consist of the accounts designated under Section 5.1.

1.2	Administrator

means the Sponsor or any committee or individual appointed by the Sponsor to administer the Plan as provided in Article 10.

1.3	Affiliated Group

means any group of corporations or other business organizations of which the Employer is a member, determined by using tests established under Code Sections 414(b), (c), (m) and (o), modified for purposes of Code Section 415 only by Code Section 415(h).

1.4	Annual Additions

means, for each Limitation Year, the sum of―

(a)

the contributions by the Employer and other members of the Affiliated Group to this Plan or any other qualified defined contribution retirement plan that are allocated for the benefit of a Participant, including any forfeitures;

(b)	any Participant contributions to this Plan or to any other such plan (other than contributions made pursuant to Code Section 414(v)); and
(c)

for purposes of the dollar limitation on Annual Additions, any contributions by the Employer and other members of the Affiliated Group allocated to a medical expense reimbursement account that is established under Code Section 401(h) for a Participant under any pension or annuity plan, or, in the case of a key employee as defined in Code Section 416, any contribution by the Employer and other members of the Affiliated Group allocated on the Participant’s behalf to a separate account in a funded welfare benefit plan established for the purpose of providing post-retirement medical benefits.

Anything herein to the contrary notwithstanding, Annual Additions do not include any investment earnings allocable to a Participant, any Rollover Contributions or amounts transferred directly to a trustee from another qualified plan, contributions of amounts previously distributed to former employees who are reemployed, payments of principal and interest on Plan loans, dividends or gains on sale of Employer Stock held by the Employee Stock Ownership Plan.

1.5	Annuity Starting Date

means the first day of the first period for which the Plan pays an amount as an annuity or in any other form.

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1.6	Application for Benefits

means the administrative method and procedures established by the Administrator in order for a Participant to receive benefits hereunder, including any electronic methods prescribed by the Administrator.

1.7	Automatic Participant

means an Employee who is automatically enrolled in the Plan and remains automatically enrolled, as provided in Section 2.1 and Section 3.1(b).

1.8	Beneficiary

means any individual, trust, estate, or other recipient properly designated by the Participant pursuant to the procedures required by the Administrator to receive Death benefits payable hereunder, on either a primary or contingent basis.

1.9	Cash-Out Limit

means $1,000 calculated as of the time of distribution or any other time.  The value of a Participant’s vested Account for purposes of applying the Cash-Out Limit will be determined by including the portion of the account balance that is attributable to Rollover Contributions (and earnings allocable thereto).

1.10	Catch‑Up Contributions

means contributions to the Plan that are intended to qualify as catch-up contributions pursuant to Code Section 414(v).

1.11	Code

means the Internal Revenue Code of 1986, as now in effect and as may be amended from time to time.

1.12	Committee

means the Sponsor’s Management Pension Benefits Committee.

1.13	Compensation

means the amount paid or made available by the Employer to an Eligible Employee for that portion of a Plan Year during which the Eligible Employee is a Participant in the Plan that represents the Eligible Employee’s base pay, including amounts that are not included in the Participant’s gross income due to an election under Code Section 125, 132(f)(4), or 402(e)(3).  Compensation will not exceed the limitation under Code Section 401(a)(17), which is $200,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17).  This limit does not apply with respect to Deferral Contributions.  The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the Code Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

1.14	Date of Employment

means the date on which an Employee first begins service with the Employer.

1.15	Date of Reemployment

means the date on which an Employee recommences service with the Employer.

1.16	Death

means the Participant’s death for which a certificate or declaration of death is issued, and may include the Participant’s disappearance, as determined in the sole discretion of the Administrator.

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1.17	Deferral Contributions

means the contributions to the Trust Fund made by the Employer on behalf of a Participant pursuant to the Participant’s deferral election under Section 3.1, including all Pre-Tax Contributions and Roth Contributions, and including Catch‑Up Contributions.

1.18	Deferral Account

means the individual account established in the name of each Participant reflecting the Participant’s Deferral Contributions, and the net earnings and losses thereon.

1.19	Disability

refers to a condition in which a Participant is determined to qualify for benefits under the long-term disability plan sponsored by the Employer under which the Participant is covered.

1.20	Early Retirement Age

means age 55.

1.21	Effective Date

means September 1, 1999.  The Effective Date of this restatement is January 27, 2020.  If an earlier effective date for a provision in this restated Plan applies, the provision will be effective as of the earlier effective date notwithstanding the general January 27, 2020 effective date.

1.22	Elapsed Time Basis

means the method of crediting service based on Elapsed Time.  Elapsed Time means an Employee’s service with the Employer beginning on the Employee’s Date of Employment or, if the Employee has experienced a One-Year Period of Severance, beginning on the Employee’s Date of Reemployment.  In determining an Employee’s Elapsed Time, the following rules apply:

(a)	Elapsed Time continues until an Employee’s Severance from Service Date.
(b)	There is no Severance from Service Date if an Employee retires, resigns or is discharged, but then is reemployed by the Employer within 12 months.
(c)

There is no Severance from Service Date if an Employee who is on a Leave of Absence separates from service for a reason other than retirement, resignation, discharge or death and within 12 months of the date of the Leave of Absence, the Employee is then reemployed by the Employer.

(d)

Elapsed Time is measured in days and aggregated in full and fractional years, with 30 days equaling one month and 12 months equaling one year; provided, however, that a Participant will not receive multiple credit for Elapsed Time with respect to any single period.

(e)

If an Employee has a Severance from Service Date, then is reemployed by the Employer, a new period of Elapsed Time begins, which is aggregated with the Employee’s prior periods of Elapsed Time, except in the case of an Employee who incurs five consecutive One-Year Periods of Severance, in which case a new period of Elapsed Time begins which is not aggregated with the Employee’s prior periods of Elapsed Time.

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1.23	Eligible Employee

means any Employee, but does not include:

(a)

any Employee included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representative, the negotiation of which retirement benefits were the subject of good faith bargaining, unless the Employer and the Employee representative have agreed to allow such Employees to participate in the Plan pursuant to the terms of the collective bargaining agreement covering such Employees;

(b)	any Employee who is a nonresident alien who receives no earned income from the Employer that constitutes income from sources within the United States;
(c)	any Employee who is an expatriate covered by the Employer’s retirement plan in the Employee’s country of residence;
(d)	any Employee who is classified by the Employer as an intern; and
(e)	any Employee of an Employer with respect to any period prior to the date that the Employer has adopted this Plan with respect to its Employees.
1.24	Employee

means any individual who is a common law employee of the Employer and is classified as an employee of the Employer on the basis of the Employer’s customary practices consistently applied.  Notwithstanding anything herein to the contrary, the term Employee does not include any individual who is classified as an agent, consultant, independent contractor or self-employed individual who has entered into an agency, consulting, independent contractor or other similar arrangement with the Employer, including a leased employee, regardless of whether such person is later determined by a court or governmental agency to have an employee relationship with the Employer.

1.25	Employee Stock Ownership Plan or ESOP component

means the Employer Stock Fund.  The portion of the Plan assets consisting of the Employer Stock Fund will be a stock bonus plan under Code Section 401(a), that is intended to qualify as an employee stock ownership plan under Code Section 4975(e)(7).  The ESOP component is maintained as a portion of the Plan as authorized by Regulations Section 54.4975‑11(a)(5).  The remaining part of the Plan is intended to be a profit sharing plan that meets the requirements for qualification under Code Section 401(a) and 401(k).  Together the ESOP component and the profit sharing component constitute the entire Plan and are intended to be a single plan under Regulations Section 1.414(l)-1(b)(1).

1.26	Employer

means the Sponsor and any member of the Affiliated Group that adopts this Plan on behalf of its Eligible Employees with the consent of the Sponsor or the Administrator as a Participating Employer.

1.27	Employer Contributions

means contributions to the Trust Fund made by the Employer under Section 3.3 on behalf of a Participant.

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1.28	Employer Contribution Account

means the individual account established in the name of each Participant reflecting the Participant’s Employer Contributions, and the net earnings or losses thereon.

1.29	Employer Stock Dividends

means the dividends paid on the shares of common stock of Ovintiv Inc.

1.30	Employer Stock

means the shares of common stock of Ovintiv Inc., which is a “qualifying employer security” of the Employer within the meaning of Section 409(p).

1.31	Employer Stock Fund

means the investment fund designated for investment in Employer Stock.

1.32	ERISA

means the Employee Retirement Income Security Act of 1974, as now in effect and as thereafter amended from time to time, and any regulations issued thereunder.

1.33	ESOP Participant

means any Participant who has any portion of his or her Account invested in the Employer Stock Fund.

1.34	Excess Deferrals

means, for any Plan Year, Deferral Contributions (excluding Catch‑Up Contributions) in excess of the limitation on elective deferrals under Code Section 402(g), as may be adjusted pursuant to Code Section 402(g)(4), or Deferral Contributions (excluding Catch‑Up Contributions) designated by the Participant as being in excess of the limitation.

1.35	Five-Taxable-Year Period

means the period of five consecutive taxable years beginning on the earlier of (a) the first day of the first taxable year in which the Participant makes a Roth Contribution to his or her Roth Contribution subaccount under this Plan or, (b) if a Rollover Contribution was made to the Participant’s Roth Contribution subaccount in this Plan from Roth contributions from another qualified plan not sponsored by the Sponsor, the first day of the first taxable year for which the Participant made a Roth contribution to such other qualified plan.

1.36	Investment Manager

means the individual or entity, if any, appointed by the Administrator to manage any portion or all of the assets of the Trust Fund.

1.37	Leave of Absence

means any absence of not over 12 months approved by the Employer in accordance with reasonable nondiscriminatory standards and policies consistently applied by the Employer, including any absence from work for service in the U.S. armed forces (other than career military service).  Any Leave of Absence must be given in advance and may be canceled at any time in the discretion of the Employer to the extent permitted by applicable law.

1.38	Limitation Year

means the Plan Year.  If the Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, the Plan will be treated as if the Plan was amended to change its Limitation Year to end on the effective date of the Plan termination.  As a result of this deemed amendment, the Code Section 415(c)(1)(A) dollar limit will be prorated under the short limitation year rules.

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1.39	Maternity Leave or Paternity Leave

means any absence from work because of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) the need to care for such child for a period beginning immediately following such birth or placement.  The Employee may be required to furnish information necessary to establish that the absence was for one of the reasons specified in this section and the number of days for which there was such an absence.

1.40	Normal Retirement Age

means age 65.

1.41	Ovintiv Inc.

means Ovintiv Inc. and any successor thereto.

1.42	One-Year Period of Severance

means a 12-consecutive-month period beginning on a Participant’s Severance from Service Date or any anniversary of that date during which the Participant does not perform services for the Employer.  Solely for purposes of determining whether, for vesting purposes, a Participant has incurred a One-Year Period of Severance, if an Employee experiences a Severance from Service Date for Maternity Leave or Paternity Leave, then “first anniversary of his Severance from Service Date” will be substituted for “Severance from Service Date” in the preceding sentence.

1.43	Participant

means an Eligible Employee who has entered the Plan in accordance with the provisions of Article 2.  An Employee who becomes a Participant will remain a Participant under the Plan until the Trustee has fully distributed the Participant’s Account.

1.44	Participating Employer

means each entity that adopts the Plan in accordance with Section 15.4 and is listed as a Participating Employer, and not an excluded entity, in Schedule A as updated from time to time.

1.45	Plan

means the Ovintiv U.S. Retirement Plan, including any subsequent amendments hereto.

1.46	Plan Year

means the 12-month period ending on December 31st.

1.47	Pre-Tax Contributions

means contributions that are intended to qualify as pre-tax contributions pursuant to Code Section 401(k).

1.48	Qualified Distribution

means a distribution from a Participant’s Roth Contributions subaccount that (a) is made on or after the date a Participant attains age 59½, on or after the Participant’s death, or on account of the Participant’s disability (as that term is defined in Code Section 72(m)); and (b) is made after the Five-Taxable-Year Period.

1.49	Qualified Joint and Survivor Annuity

means―

(a)

in the case of a Participant who is married as of the Annuity Starting Date, an immediate annuity that is purchasable with the applicable portion of the Participant’s nonforfeitable Account, if any, and provides a life annuity for the Participant and a survivor annuity payable for the remaining life of the Participant’s Spouse equal to 50% of the amount of the annuity payable during the life of the Participant; or

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(b)

in the case of a Participant who is not married as of the Annuity Starting Date, an immediate life annuity for the Participant that is purchasable with the applicable portion of the Participant’s nonforfeitable Account, if any.

1.50	Qualified Matching Contribution Account

means the individual account established in the name of each Participant reflecting his qualified matching contributions, and the net earnings or losses thereon.

1.51	Qualified Nonelective Contribution Account

means the individual account established in the name of each Participant reflecting the Participant’s Qualified Nonelective Contributions, and the net earnings or losses thereon.

1.52	Qualified Nonelective Contributions or QNECs

means the contributions (other than qualifying matching contributions) to the Trust Fund that may be made by the Employer on behalf of a Participant for the purpose of making corrections pursuant to the Employee Plans Compliance Resolution System.

1.53	Qualified Optional Survivor Annuity

means an annuity that is the actuarial equivalent of a Qualified Joint and Survivor Annuity for a married Participant, which provides a life annuity for the Participant and a survivor annuity payable for the remaining life of the Participant’s Spouse equal to 75% of the amount of the annuity payable during the life of the Participant.

1.54	Qualified Preretirement Survivor Annuity

means a survivor annuity for the life of the Spouse of a Participant that is purchasable with 50% of the Participant’s nonforfeitable Transfer Account (determined as of the date of the Participant’s death), if any.

1.55	Regulation

means any rule or regulation promulgated under Code Section 7805 by the Secretary of the Department of the Treasury, or the Secretary’s delegate.

1.56	Required Distribution Date

means the April 1st of the calendar year following―

(a)	in the case of a Participant who is a 5% owner (within the meaning of Code Section 416(i)), the calendar year in which a Participant attains age 72 (70½ prior to January 1, 2020), and
(b)

in the case of a Participant who is not a 5% owner, the later of the calendar year in which occurs the Participant’s severance from employment with the Employer or the calendar year in which the Participant attains age 72 (70½ prior to January 1, 2020).

1.57	Rollover Account

means the individual account established in the name of each Eligible Employee, if applicable, reflecting the Participant’s Rollover Contributions, and the net earnings or losses thereon, including any subaccounts necessary in order to reflect different types of pre-tax and after-tax Rollover Contributions and other types of rollovers.

1.58	Rollover Contributions

means the contributions to the Trust Fund made by an Eligible Employee pursuant to Section 3.6.

1.59	Roth Contributions

means contributions that are intended to qualify as after-tax contributions pursuant to Code Section 402A.

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1.60	Safe Harbor Matching Contributions

means contributions to the Trust Fund made by the Employer under Section 3.2 on behalf of a Participant that are intended to satisfy the matching requirements for the plan to be a Safe Harbor Plan.

1.61	Safe Harbor Matching Contribution Account

means the individual account established in the name of each Participant reflecting the Participant’s Safe Harbor Matching Contributions, and the net earnings or losses thereon.

1.62	Safe Harbor Plan

means a qualified plan that, with respect to nondiscrimination testing, meets the requirements set forth in Code Section 401(k)(12) and underlying Regulations and the requirements set forth in Code Section 401(m)(11) and underlying Regulations for safe harbor 401(k) plans.

1.63	Severance from Service Date

occurs on the earlier of―

(a)	a termination of employment or service on account of retirement, resignation, discharge or Death, or
(b)

the first anniversary of the date the Participant terminated employment or service on account of any reason other than the reasons set forth above, such as vacation, holiday, sickness, Disability, Leave of Absence or layoff.

1.64	Sponsor

means Ovintiv Services Inc., and any successor thereto.

1.65	Spouse

means an individual who qualifies as a Participant’s spouse under federal tax law, including a common law spouse where applicable.

1.66	Suspense Account

means the account established to reflect any amounts allocated or accrued on behalf of a Participant in excess of the limitations under Code Section 415 or other unallocated amounts under the Plan that are not forfeitures.

1.67	Testing Compensation

means the Employee’s wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source), plus amounts that would  be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b), plus all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee with a Form W-2 under Code Sections 6041(d), 6051(a)(3) and 6052.  Testing Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).  Except as provided below in this Section 1.67, such amounts must be actually paid or made available to the Employee during the Limitation Year (or, if earlier, includible in the gross income of the Employee within the Limitation Year) and prior to the Employee’s severance from employment with the Employer.

Testing Compensation is also subject to the following:

(a)Other Included Compensation.  Testing Compensation includes:

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(1)

Amounts earned during a Plan Year but paid during the first few weeks of the following Plan Year because of the timing of pay periods and pay dates, provided that such amounts are included on a uniform and consistent basis in the Testing Compensation of all similarly situated Participants for the Plan Year in which such amounts were earned and no compensation is included in more than one Limitation Year;

(2)

Back pay within the meaning of Regulation Section 1.415(c)-2(g)(8), for the Plan Year to which the back pay relates, to the extent the back pay represents wages and compensation that would otherwise be included in Testing Compensation; and

(3)

Amounts that would have been included in Testing Compensation if the amounts had been paid prior to the Employee’s severance from employment date, provided the amounts are paid by 2½ months after a severance from employment, and the amounts are:

(A)

Regular compensation for services performed during regular working hours, or compensation for services performed outside the regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments;

(B)	Payments for accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave had employment continued; and
(C)

Differential wage payments, which are payments made by the Employer to an individual with respect to any period during which the individual is performing qualified military service within the meaning of Code Section 414(u) for a period of more than 30 days, and which represent all or a portion of the wages that the individual would have received from the Employer if the individual had been performing services for the Employer.

(b)	Compensation Limit.

Testing Compensation will not exceed the limitation under Code Section 401(a)(17), which is $200,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17).  The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the Code Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

(c)	Definition for Nondiscrimination Testing.

Notwithstanding the foregoing, for purposes of applying the nondiscrimination tests of Section 6.1 and 6.2, and any other applicable nondiscrimination testing, Testing Compensation means any definition of

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compensation that satisfies the requirements for a nondiscriminatory definition under Code Section 414(s), as determined by the Administrator.

1.68	Transfer Account

means a separate account maintained for a Participant consisting of all contributions allocated to the Participant under the Transferee Plan, and the income, expenses, gains, and losses allocated thereto, in accordance with the Transferee Plan, and transferred to the Plan to effect the merger of the Transferee Plan into the Plan, effective as of March 14, 2014.

1.69	Transferee Plan

means the Encana (USA) Money Purchase Plan.

1.70	Trust Agreement

means the agreement with the Trustee providing for the Trust Fund in which Plan contributions are held by the Trustee.

1.71	Trust Fund

means the assets of the Plan held under the Trust Agreement.

1.72	Trustee

means the trustee or trustees by whom the Accounts and assets of the Plan are held pursuant to the Trust Agreement as provided in Article 11.

1.73	Valuation Date

means the date as of which the Trust Fund is valued and the Account maintained on behalf of each Participant or Beneficiary is adjusted as provided hereunder.  The Trust Fund will be valued on each trading date with respect to investment assets or funds whose value is determined on any day that the financial markets are open.  For all other assets, the Trust Fund will be valued as of the last day of the Plan Year and on such additional dates as the Administrator deems appropriate.

1.74	Year of Service

means 12 months of service with the Employer, or with a predecessor employer as provided in Section 4.2(b), calculated in accordance with the Elapsed Time Basis. Only for purposes of determining the vested benefit under Section 4.3, a Year of Service also includes service with any employer who is a member of the Affiliated Group, but only for service performed during the time that the employer was a member of the Affiliated Group, calculated in accordance with the Elapsed Time Basis.

*  *  *  *  End of Article 1  *  *  *  *

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Article 2.
Eligibility and Participation

2.1	Eligibility to Participate.

Each Eligible Employee is eligible to become a Participant as of such Employee’s Date of Employment or Date of Reemployment, as applicable.  Any Eligible Employee who (1) becomes a Participant on or after April 1, 2014, and (2) does not elect to make or elect to decline to make a Deferral Contribution as provided under Section 3.1 will become an “Automatic Participant” as provided in this paragraph and under Section 3.1(b), effective as soon as administratively practicable after his or her eligibility date.  Each Automatic Participant will receive a notification prior to his or her automatic participation.  Such notification will indicate that the Automatic Participant may cancel his or her automatic participation effective immediately or effective as of any future payroll period upon giving proper notice in accordance with administrative rules and procedures established by the Administrator.  An Automatic Participant who elects a different Deferral Contribution, including zero percent (0%), will no longer be considered an Automatic Participant and will no longer be subject to the automatic enrollment provisions.

2.2	Eligibility to Receive Safe Harbor Matching Contribution and Employer Contribution.

Each Participant who is an Eligible Employee during such Plan Year is eligible to share in the allocation of Safe Harbor Matching Contributions and Employer Contributions.

2.3	Reinstatement of Participation.
2.4
Reemployment of Eligible Employee.

In the event a Participant who ceases to be an Eligible Employee again becomes an Eligible Employee, such Employee will be eligible to make Deferral Contributions and share in the allocation of Safe Harbor Matching Contributions and Employer Contributions as soon as administratively feasible after the Participant again becomes an Eligible Employee and completes the enrollment process.

Reclassification as an Eligible Employee.

In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee will be eligible to make Deferral Contributions and share in the allocation of Safe Harbor Matching Contributions and Employer Contributions as soon as administratively feasible after the Employee first becomes an Eligible Employee, provided such Employee completes the enrollment process.

2.5	Termination of Participation.

A Participant ceases to be a Participant as of the date the Participant has received a complete distribution of the Participant’s Account; provided, however, that for purposes of an individual’s eligibility to make and share in the allocation of contributions under the Plan, the other relevant Plan provisions apply and the individual’s designation as a Participant for purposes of this Section 2.4 has no bearing.

*  *  *  *  End of Article 2  *  *  *  *

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Article 3.
Contributions

3.1	Deferral Contributions.

Each Participant may elect to have the Employer deduct, in whole or partial percentages (carried to the 1/10th), from 1% up to 75% (plus Catch-Up Contributions) of the Participant’s Compensation (without regard to Code Section 401(a)(17)) or a flat dollar amount (not to exceed 75% of the Participant’s Compensation), that would otherwise be payable to him or her in cash for the Plan Year, limited to the amount available after any other applicable withholdings, and to have such amount contributed on the Participant’s behalf to the Plan as a Deferral Contribution.  The deferral amount cannot exceed the dollar limitation outlined in Section 6.3(a).  The Participant must specify whether the Deferral Contributions made pursuant to this Section 3.1 are Pre-Tax Contributions, Roth Contributions, or a combination of both and, once made, the participant may change his or her designation on a prospective basis.  If the Participant fails to so designate, the Plan will treat all Deferral Contributions as Pre-Tax Contributions.  Deferral Contributions are subject to the following:

Method of Election.

A Participant may elect to make, modify, or discontinue the Participant’s Deferral Contributions by filing notice with the Administrator, or its representative, in accordance with procedures established by the Administrator; provided, however, in no event may a Participant’s deferral election apply to Compensation that is currently available to the Participant.  A Participant’s election to make, modify or discontinue the Participant’s Deferral Contribution election will be effective as soon as administratively feasible following receipt of the Participant’s request to make, modify or discontinue such contributions by the Administrator or its representative.  Anything herein to the contrary notwithstanding, if the Administrator determines that a Participant’s Deferral Contributions will exceed any limitations of this Plan that apply to such contributions, the Administrator may at any time amend the Participant’s Deferral Contribution election to the extent necessary to adhere to such limitations.  Participants will be notified of any changes to deferral elections that are made by the Administrator.

Automatic Enrollment.

An Automatic Participant will have Deferral Contributions automatically reduce his or her Compensation by 5% each payroll period.  Alternatively, such Automatic Participant may elect a different percentage Deferral Contribution.  The automatic Deferral Contributions will be Pre-Tax Contributions unless the Automatic Participant specifies otherwise.

Catch-Up Contributions.

All employees who are eligible to make Deferral Contributions and who have attained or will attain age 50 before the close of the Plan Year are eligible to make Catch-Up Contributions for the Plan Year in accordance with, and subject to the limitations of, Code Section 414(v).  Notwithstanding anything to the contrary in the Plan, Catch-Up Contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of Catch-Up Contributions.  The Participant will designate whether the

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Catch-Up Contributions will be treated as Pre-Tax Contributions or Roth Contributions.  If a Participant fails to so designate, the Plan will treat such contribution as Pre‑Tax Contributions.

3.2	Safe Harbor Matching Contributions.

Safe Harbor Matching Contribution.

The Employer will make a Safe Harbor Matching Contribution on behalf of each Participant at the rate of 100% of the amount of a Participant’s Deferral Contributions that do not exceed 5% of the Participant’s Compensation per payroll period.  The Employer may make a discretionary additional Safe Harbor Matching Contribution, provided that the total amount of Safe Harbor Matching Contributions will not exceed 6% of the Participant’s Compensation per payroll period.

Safe Harbor Election.

The Employer elects that the Plan qualify as a Safe Harbor Plan.

3.3	Employer Contributions.

The Employer will make an Employer Contribution on behalf of each Participant who is an Eligible Employee equal to 8% of the Participant’s Compensation for each payroll period.

3.4	Supplemental Contributions.

The Employer may make such contributions as are necessary to restore the amounts previously forfeited by Participants for whom such restoration is required pursuant to Section 4.6.

3.5	Qualified Nonelective Contributions.

The Employer may, for any Plan Year, make QNECs on behalf of Participants in such amount when necessary.  QNECs are 100% vested and nonforfeitable when contributed to the Plan and are subject to the same “Distribution Restrictions” imposed on Deferral Contributions.  Distribution Restrictions means that the Participant may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of:  the Participant’s death, disability, termination of employment, or attainment of age 59½, financial hardship satisfying the requirements of Code Section 401(k) and applicable Regulations, and a Plan termination without establishment of a successor defined contribution plan (other than an ESOP).  To the extent permitted by law, the Employer may designate which Participants are to receive allocations of QNECs, and the method by which they are intended to be allocated to Participants.

3.6	Rollover Contributions.

Under such rules and procedures as the Administrator may establish, any Eligible Employee may contribute all or a portion of the distribution received from another qualified plan or individual retirement account or annuity if the amount contributed satisfies the requirements for an “eligible rollover distribution” pursuant to Code Section 402(c) or 408(d)(3).  Rollover Contributions may include pre-tax and/or after-tax contributions; however, rollover contributions will not be accepted from amounts that reflect SIMPLE IRA contributions under Code Section 408(p), SEP IRA contributions under Code Section 408(k), Roth IRA contributions under Code Section 408A, or designated Roth accounts from a plan qualified under Code Section 403(b) or 457(b).

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Prior to accepting a Rollover Contribution from a designated Roth account from another plan qualified under Code Section 401(a), the Administrator will require the transferring plan to provide a statement indicating the first year of the Five‑Taxable‑Year Period and the portion of the distribution that is attributable to investment in the contract under Code Section 72, or alternatively, that the distribution is a Qualified Distribution.

All such Rollover Contributions must be received by the Trustee on or before the 60th day after the day on which the Participant receives or is deemed to receive the distribution unless such rollover is a direct transfer of an eligible rollover distribution within the meaning of Code Section 401(a)(31).  The Administrator may require such information as it may deem necessary to determine whether a distribution to a Participant satisfies the requirements of this Section 3.6.

*  *  *  *  End of Article 3  *  *  *  *

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Article 4.
Service and Vesting

4.1	Service Counting Method.

For all service counting purposes under the Plan, all Eligible Employees will be credited with service pursuant to the Elapsed Time Basis.

4.2	Service with Participating and Predecessor Employers.

Participating Employers.

In the event an Employee is transferred between the Participating Employers listed on Schedule A, the Employee will retain his or her accumulated service and eligibility.  No such transfer will result in a Severance from Service Date under the Plan, and the Participating Employer to which the Employee is transferred will become obligated with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

Predecessor Employers.

Service with a predecessor employer listed in Schedule B, completed as of the dates specified in Schedule B, will be taken into account for all service counting purposes under the Plan.  In the event the Employer merges with or acquires a company, the Employer will determine in a nondiscriminatory manner whether the service earned by the employees of the other company who will work for the Employer or a Participating Employer will be treated as service with the Employer or the Participating Employer, as applicable, for purposes of service counting under the Plan.

4.3	Vested Benefits.

A Participant’s Account will be nonforfeitable to the extent the Account is vested, determined as follows:

Fully Vested Accounts.

Except as otherwise provided under Section 4.3(b), a Participant will be 100% vested at all times in the value of his or her Accounts, which value will be determined as of the most recent Valuation Date.

Employer Contribution Accounts.

Except as otherwise provided in Schedule C to the Plan, a Participant’s vested percentage in his or her Employer Contribution Account and the portion of a Participant’s Transfer Account which represents employer contributions will be determined under the following vesting schedule:

Years of Service	Vested Percentage
Fewer than 3 Years of Service	0%
At least 3 Years of Service	100%

Events Fully Vesting Participant Accounts.

Notwithstanding the foregoing, a Participant’s vested percentage in his or her Employer Contribution Account and any other Accounts will be 100% upon occurrence of the following events:

(1)	the Participant incurring a Disability prior to the Participant’s termination of employment from the Employer, such full vesting to apply only with respect

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to contributions through the date of the event, and not with respect to future contributions;
(2)	the Participant’s termination of employment due to Death;
(3)

the termination of the Plan or, with respect to the affected Employees, the partial termination or complete discontinuation of contributions by the Employer, such full vesting to apply only with respect to contributions through the date of the event, and not with respect to future contributions;

(4)	the Participant’s Death while performing qualified military service within the meaning of Code Section 414(u); or
(5)	the Participant reaching Early Retirement Age or Normal Retirement Age prior to the Participant’s termination of employment from the Employer.
4.4	Forfeitures.

A Participant who terminates employment for reasons other than Death or Disability and who is not 100% vested in his or her Account will forfeit an amount equal to the unvested portion of the Participant’s Employer Contribution Account or other Account not 100% vested upon the earlier of five consecutive One‑Year Periods of Severance or a complete distribution of the Participant’s vested Account.  A Participant who terminates employment for reasons other than Death or Disability and who is not vested in any portion of his or her Account will be deemed to have received a distribution hereunder.  Forfeited amounts may be restored upon reemployment pursuant to Section 4.6.

4.5	Reinstatement of Vesting Service upon Reemployment.

(a)

If a Participant has one or more One-Year Periods of Severance but fewer than five One-Year Periods of Severance (whether before or after becoming eligible to participate in the Plan) at the Participant’s Date of Reemployment, the Participant will receive credit for vesting purposes for all Years of Service completed prior to and after the Participant’s One-Year Periods of Severance with respect to the Participant’s entire Account.

(b)

If a Participant incurs five consecutive One-Year Periods of Severance at the Participant’s Date of Reemployment, future service after the Date of Reemployment will not be credited for vesting service purposes on the Participant’s Account accrued prior to the five consecutive One‑Year Periods of Severance.  Such future service will be credited for vesting purposes only to amounts accrued after the Date of Reemployment.

4.6	Restoration of Forfeited Amounts upon Reemployment.

If a Participant who has received a lump sum distribution on account of terminating employment again becomes an Employee prior to the occurrence of five consecutive One-Year Periods of Severance, the Participant will be given the opportunity (to be exercised within five years after the date the individual again becomes an Employee) to re‑contribute the full amount of the prior distribution from the Plan and have restored any amounts forfeited pursuant to Section 4.4, without interest.  If such individual fails to contribute the full amount of the distribution, any

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previously forfeited amounts will not be restored.  If the Participant was deemed to have received a lump sum distribution, and again becomes an Employee prior to the occurrence of five consecutive One-Year Periods of Severance, the previously forfeited amounts will be restored automatically, without interest.  Any restoration will be made back to the same accounts from which the amounts were forfeited.

*  *  *  *  End of Article 4  *  *  *  *

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Article 5.
Accounts AND ESOP PROVISIONS

5.1	Participant Accounts.

A Participant’s Account may consist of the following accounts reflecting the portion of the Employer’s and the Participant’s contributions, and the net earnings or losses thereon:

(a)	A Deferral Account.
(b)	A Safe Harbor Matching Contribution Account.
(c)	A Non-Safe Harbor Matching Contribution Account.
(d)	An Employer Contribution Account.
(e)	A Qualified Nonelective Contribution Account.
(f)	A Rollover Account.
(g)	A Transfer Account.
(h)	Any other account established pursuant to Schedule C.

Multiple subaccounts of any type may be established if required by the Plan or if considered advisable by the Administrator.  A reference herein to any type of account includes all of the Participant’s subaccounts of that type.  Except as expressly provided herein to the contrary, the Trust Fund will be held and invested on a commingled basis; accounts and subaccounts will be for bookkeeping purposes only; and, except as may be provided with respect to Trust Fund assets that are invested in segregated funds at the direction of Participants, the establishment of Accounts will not require any segregation of the assets of the Trust Fund.

5.2	Valuation and Adjustment of Accounts.

As of each Valuation Date, the Trustee will determine the total net worth of the Trust Fund.  The valuation of the Trust Fund will be at its fair market value as of the Valuation Date.  Except as otherwise may be provided with respect to Trust Fund assets that are invested in segregated funds at the direction of Participants, the Administrator will adjust the Account of each Participant to reflect the effect of distributions, transfers, withdrawals, income, realized and unrealized profit and losses, contributions, and all other transactions with respect to the Trust Fund since the next preceding Valuation Date in accordance with generally accepted valuation methods consistently followed and uniformly applied.  With respect to the Participant’s Roth Contribution subaccounts, the Administrator will maintain a record of the Participant’s investment in the contract with Code Section 72 and the date the Participant first contributed to his or her Roth subaccount for purposes of determining when the Five‑Taxable‑Year Period begins.

5.3	Disposition of Forfeitures or Suspense Account.

Any portion of a Participant’s Account that is forfeited pursuant to any applicable provision under the Plan will be used to restore any amounts previously forfeited by Participants for whom such restoration is required under any applicable Plan provision.  If any forfeitures for a Plan Year remain after

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the restoration of all required amounts, the remaining forfeitures will, at the discretion of the Administrator, be used for any of the following purposes:  (i) to reduce the Employer’s contributions on behalf of Participants for the Plan Year(s) including and following the Plan Year in which occurs the event giving rise to the forfeitures, (ii) to pay the reasonable expenses of administering the Plan, and (iii) upon the election of the Employer, to be allocated to Participants as of the last day of the Plan Year or the following Plan Year as Employer Contributions.  Forfeitures under this Plan will be available without regard to which Employer contributed such assets.  The allocation method of this Section 5.3 will also apply with respect to the disposition of any Suspense Account.

5.4	Directed Investments.

Participant Instructions.

Subject to the provisions of this Section 5.4, a Participant will, by providing appropriate instructions to the Administrator, or its representative, be entitled to direct the Trustee as to the percentage of any Participant and Employer contributions, and any contributions previously allocated to the Participant’s Account, to be invested in one or more of the types of investments made available for investment by Participants as determined by the Administrator.  All Participant investment instructions are subject to the procedures required by the Administrator; however, Participants will be allowed to direct their investments at least quarterly.

Trustee Investment Pursuant to Instructions.

As soon as administratively practicable, the Trustee will invest the applicable portions of the contributions that have been made on behalf of Participants, and the earnings and losses thereon, in accordance with all proper investment instructions received from Participants.  To the extent that a Participant does not direct the investment of the amounts that are credited to the Participant’s Account, or the applicable portion thereof, the Participant’s Account will be invested by the Trustee in qualified default investment alternative (“QDIA”), as provided in ERISA Section 404(c)(5), and will be deemed to be invested pursuant to the Participant’s instructions.  A Participant’s investment instructions will remain in effect until such time as is administratively practicable following receipt by the Trustee of a Participant’s proper request changing or revoking the Participant’s instructions then in effect pursuant to this Section 5.4.  Notwithstanding the foregoing, the Trustee will not be bound to comply with any investment direction if, in the Trustee’s sole discretion, such investment might adversely affect the tax qualification of the Plan or might otherwise be in violation of any applicable law.

ERISA Section 404(c) .

This Plan is intended to satisfy the requirements of ERISA Section 404(c) relating to participant-directed investment plans, and each Participant assumes all risk associated with any decrease in value resulting from Participant investment decisions.  Neither the Administrator, the Trustee, the Sponsor nor the Employer is liable for investments made in compliance with a Participant’s directions and they are under no duty or obligation to review or evaluate such investment directions by any Participant.  Each Participant assumes all risk connected with any decrease in the value of any funds in which his or her Account is invested.

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Selection of Investment Options.

The Administrator will from time to time establish all such rules and procedures that it determines to be necessary or appropriate for the proper administration of the investment options, including QDIAs, available to Participants.  The Administrator will from time to time, in its sole discretion, determine the different investment choices available for investment by Participants, which must include at least three investment options (not counting the Employer Stock Fund).  To the extent the Administrator eliminates any investment options, provides any new investment options or otherwise modifies the investment options that are available for investment under the Plan, the Administrator may impose such limitations, including the suspension of Participant directed investments and other benefits, rights and features under the Plan, as it deems necessary or appropriate for the proper administration of the investment options that are available to Participants.  Neither the Administrator nor the Trustee will be bound to comply with any investment direction delivered to them if, in their sole discretion, such investment might adversely affect the tax qualification of the Plan or might otherwise be in violation of any applicable law.

Investments in Employer Stock; Diversification.

The Employer Stock Fund must be one of the investment options available for investment by Participants under the Plan, but only with respect to the Safe Harbor Matching Contributions Account.  The Employer Stock Fund is not an available investment option for any other Accounts.  Notwithstanding the foregoing, the Employer Stock Fund must be one of the investment options available for investment in other Accounts with respect to Participants who were previously invested in the Employer Stock Fund in such Accounts, but for each Participant such investment may be limited to the extent of the amount of such Participant’s previous investments in the Employer Stock Fund, and only with respect to the Participant’s transfers among investment options and not with respect to contributions.  Safe Harbor Matching Contributions are initially automatically invested in the Employer Stock Fund, but the Participant may thereafter divest out of the Employer Stock Fund at any time.

5.5	Statements.

The Administrator will furnish on a quarterly basis and upon a Participant’s written request (up to one statement in any 12-month period), or upon such other more frequent intervals as determined by the Administrator, a statement to each Participant and Beneficiary of the net earnings or losses credited to or charged against the Participant’s Account, the amount of any annual contributions and forfeitures allocated to such Account, and the total vested and nonvested value of such Account.

5.6	Employer Stock Dividend Reinvestment Option.

Election.

Each ESOP Participant will be given an election with respect to Employer Stock Dividends as paid by the ESOP as to:

(1)

receiving the Employer Stock Dividends directly in cash or having the Employer Stock Dividends be contributed to the Participant’s Account in the Employee Stock Ownership Plan and then distributed in cash to the Participant not later than 90 days after the close of the Plan Year in which the Employer Stock Dividends are paid; or

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(2)	reinvesting the Employer Stock Dividends in the Participant’s Account into additional Employer Stock.
Manner of Election.

The election will be provided in a manner that satisfies the following requirements:

(1)	A Participant must be given a reasonable opportunity before an Employer Stock Dividend is paid or distributed to the Participant in which to make the election.
(2)	A Participant must have a reasonable opportunity to change an Employer Stock Dividend election at least annually.
(3)

If there is a change in the Plan terms governing the manner in which the Employer Stock Dividends are paid or distributed to Participants, a Participant must be given a reasonable opportunity to make an election under the new Plan terms prior to the date on which the first Employer Stock Dividend subject to the new Plan terms is paid or distributed.

(4)	If a Participant fails to make an affirmative dividend election, the Participant will be treated as reinvesting the Employer Stock Dividends in the Participant’s Account.
(5)	The election and procedure must meet any other applicable provisions of Code Section 404(k) and Internal Revenue Service Notice 2002-2.
5.7	Voting or Tendering Employer Stock Fund.

Each ESOP Participant (or, in the event of the ESOP Participant’s Death, his or her Beneficiary) is, for purposes of this Section 5.7, hereby designated a “named fiduciary,” within the meaning of Section 403(a)(1) of ERISA effective as of the date he or she is first allocated shares of the Employer Stock Fund, with respect to his or her proportionate share of all shares of Employer Stock held in the Employee Stock Ownership Plan.

Voting Rights.

Each ESOP Participant (or Beneficiary) has the right, effective upon the first allocation of shares of the Employer Stock Fund to his or her Account, to the extent of his or her proportionate share (as determined in the last sentence of this paragraph) of the shares of Employer Stock (of whatever class and whether or not allocated) held in the Employee Stock Ownership Plan, to instruct the Trustee in writing as to the manner in which to vote such shares at any stockholders’ meeting of Ovintiv Inc. The Administrator will use its best efforts to timely distribute or cause to be distributed to each ESOP Participant (or Beneficiary) the information distributed to stockholders of Ovintiv Inc. in connection with any such stockholders’ meeting, together with a form whereby the ESOP Participant will provide confidential instructions to the Trustee on how such shares of Employer Stock will be voted on each such matter.  Upon timely receipt of such instructions, the Trustee will, on each such matter, vote as directed the appropriate number of shares (including fractional shares) of Employer Stock. If, and to the extent that, the Trustee has not received timely instructions from any individual given a right to instruct the Trustee with

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respect to certain shares by this paragraph, the Trustee will treat the lack of instructions as intended by such individual to not vote such shares.  Notwithstanding the foregoing, the voting of all shares of Employer Stock will be made in accordance with ERISA, its regulations, and other guidance of general applicability issued thereunder.  The instructions received by the Trustee from individual ESOP Participants (or Beneficiaries) will be held by the Trustee in strict confidence and will not be divulged or released to any person, including officers or employees of the Employer or any entity in the Affiliated Group; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person (i) is not the Employer or an entity in the Affiliated Group, and (ii) agrees not to divulge such directions to any other person, including employees, officers and directors of the Employer and any entity in the Affiliated Companies.  The proportionate share of any ESOP Participant (or Beneficiary) of shares of Employer Stock held in the Employer Stock Fund is a fraction, the numerator of which is the number of shares described in the first sentence of this paragraph (a) that are held in such individual’s Account and for which he or she provides instructions to the Trustee, and the denominator of which is the number of such shares in all such Accounts for which instructions are provided to the ESOP.

Rights on Tender or Exchange Offer.

Each ESOP Participant (or Beneficiary) has the right, to the extent of the ESOP Participant’s proportionate share (as determined in the last sentence of Section 5.7(a)) of the shares of Employer Stock (of whatever class and whether or not allocated) held in the Employee Stock Ownership Plan, to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares. The Administrator will use its best efforts to timely distribute or cause to be distributed to each such Participant (or Beneficiary) the information distributed to stockholders of Ovintiv Inc. in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Trustee will respond as instructed with respect to such shares of such Employer Stock.  If, and to the extent that, the Trustee has not received timely instructions from any individual given a right to instruct the Trustee with respect to certain shares by this paragraph, such individual will be deemed to have timely instructed the Trustee not to tender or exchange such shares. The instructions received by the Trustee from individual Participants (or Beneficiaries) will be held by the Trustee in strict confidence and will not be divulged or released to any person, including officers or employees of the Employer or any entity in the Affiliated Group; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person (i) is not the Employer or an entity in the Affiliated Group, and (ii) agrees not to divulge such instructions to any other person, including employees, officers and directors of the Employer and any entity in the Affiliated Group.

*  *  *  *  End of Article 5  *  *  *  *

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Article 6.
LIMITATIONS ON BENEFITS

6.1	Average Deferral Percentage Limitations.

The average deferral percentage test of Code Section 401(k)(3) will be deemed satisfied by virtue of the Plan’s design and operation as a Safe Harbor Plan.

6.2	Average Contribution Percentage Limitations.

The average contribution percentage test of Code Section 401(m)(1) will be deemed satisfied by virtue of the Plan’s design and operation as a Safe Harbor Plan.

6.3	Elective Deferral Limitation.

General Rule.

A Participant’s Deferral Contributions (excluding Catch‑Up Contributions) for any Plan Year, when aggregated with any other elective deferrals within the meaning of Code Section 402(g)(3) to any plans maintained by any member of the Affiliated Group, may not exceed the dollar limitation of Code Section 402(g)(1), or such other limit as adjusted by law or in accordance with Regulations for changes in the cost of living.  If the Administrator determines a Participant’s Deferral Contributions (excluding Catch‑Up Contributions) would be Excess Deferrals, the Administrator may suspend the Participant’s Deferral Contributions (excluding Catch‑Up Contributions, subject to the limit on Catch‑Up Contributions) until the following January 1.  If a Participant’s Deferral Contributions (excluding Catch‑Up Contributions) should exceed the dollar limitation of Code Section 402(g)(1) when aggregated with any other elective deferrals made to any plans that are not maintained by the Affiliated Group, the Participant may assign to this Plan any excess elective Deferral Contributions made during a taxable year of the Participant by notifying the Administrator in writing, on or before April 1 following the calendar year when the Excess Deferrals are made, of the amount of the Excess Deferrals to be assigned to the Plan.

Distribution of Excess Deferrals.

If, after the close of a calendar year, the Administrator determines a Participant has Excess Deferrals or if the Administrator receives a timely claim of Excess Deferrals from the Participant, it will distribute the Excess Deferrals no later than April 15th of the calendar year following the calendar year in which the Excess Deferrals occurred, or if later, the calendar year in which the Excess Deferrals were discovered.

Distribution of Pre-Tax Contributions and Roth Contributions.

The Participant may elect, under procedures established by the Administrator, whether distribution of Excess Deferrals will first be made from the Participant’s Pre-Tax Contributions, Roth Contributions or a combination of both Pre-Tax Contributions and Roth Contributions to the extent such contributions were made during the Plan Year in which the Excess Deferral occurred.  If no election is made, the Administrator will distribute Excess Deferrals pro rata, based on the amount of Pre-Tax Contributions and Roth Contributions made during the Plan Year in which the Excess Deferral occurred.  A distribution of Excess Deferrals from a Participant’s Account related to Roth Contributions will not be treated as a Qualified Distribution.

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Determination of Allocable Income or Loss.

The Administrator will adjust Excess Deferrals to be distributed under this Section 6.3 for income or loss up to the end of the taxable year for which the Excess Deferrals occurred.  The Administrator may use any reasonable method for computing the income or loss allocable to the Excess Deferrals, provided that the method does not violate Code Section 401(a)(4) and is used consistently for allocating income or loss to Participant Accounts and for all corrective distributions under the Plan for the Plan Year.

6.4	Annual Additions Limitation.

General Rule.

The maximum Annual Additions credited to the Account of any Participant for any Limitation Year under this Plan, when aggregated with the Annual Additions to any other qualified defined contribution retirement plan maintained by the Employer or any other member of the Affiliated Group, will not exceed an amount equal to the lesser of:

(1)	100% of the Participant’s Testing Compensation for the Limitation Year, or
(2)	$40,000, as adjusted for cost of living changes under Code Section 415.
Excess Annual Additions.

Excess Annual Additions allocated to a Participant’s Account will be corrected only through the Employee Plans Compliance Resolution System.

Incorporation by Reference to Limitations.

To the extent any provisions of the Plan conflict with Code Section 415 or the applicable Regulations, Code Section 415 and the applicable Regulations govern.

*  *  *  *  End of Article 6  *  *  *  *

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Article 7.
distribution of plan benefits

7.1	Distribution Events.

A Participant is eligible for a distribution upon Disability or severance from employment with the Employer.  A Participant’s Beneficiary or estate, as applicable, is eligible for a distribution upon the Participant’s Death.  An alternate payee is eligible for a distribution upon qualification of a domestic relations order (as if a Participant eligible for immediate distribution).

7.2	Amount of Distribution.

Upon a distribution event, a Participant or the Participant’s Beneficiary will become entitled to the vested value of the Participant’s Account determined as of the Valuation Date coinciding with the distribution date (or if the distribution date is not a Valuation Date, as of the immediately preceding Valuation Date).

7.3	Form of Distribution.

In General.

Except as otherwise provided in Schedule C, Section 7.4(a), or Section 7.3(b), the Participant’s Account determined under Section 7.2 will be distributed to the Participant (or Beneficiary) in cash (or, in the discretion of the Administrator, in kind) and in one or more of the following forms as elected by the Participant (or Beneficiary):

(1)	Single Lump Sum. A single lump sum payment.
(2)

Installment Payments.  Substantially equal payments in monthly, quarterly, semi‑annual, annual or other installments over a fixed reasonable period of time, but not exceeding the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant’s Spouse or Beneficiary.  A Participant (or Beneficiary) who has elected to receive installment payments may, at any time, elect to accelerate the payment of all, or any portion, of the Participant’s unpaid vested Account.

(3)	Partial Distributions. A Participant may from time to time request a partial payment (subject to any Administrator limitations or requirements) of any portion of the Participant’s Account.
(4)

Annuity.  An immediate annuity that is purchasable with the Participant's vested Account and provides a life annuity for the Participant or a joint and survivor annuity payable over the joint lives of the Participant and the Participant's Beneficiary.

Notwithstanding the foregoing, if a Participant’s Account contains a Transfer Account, in order to elect one of the optional forms of payment under this Section 7.3(a) the Participant must complete a valid waiver under Section 7.3(b)(3) .  Notwithstanding anything in the Plan to the contrary, with respect to distributions from a Participant’s Account invested in the Employer Stock Fund, the Participant may elect in the manner required by the Administrator to receive such distribution in Employer Stock to the extent so invested.

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Transfer Account.

Except as otherwise provided in Section 7.4(a), a Participant’s Account that contains a Transfer Account will be distributed to the Participant in the normal form of distribution described under Section 7.3(b)(1) or, in the payment form described under Section 7.3(b)(2), or if the Participant makes a valid waiver election pursuant to Section 7.3(b)(3)(C), then the Participant may elect one or more of the optional forms of benefit available under Section 7.3(a).

(1)

Normal Form of Distribution:  Qualified Joint and Survivor Annuity.  The normal form of distribution for a Participant who has a Transfer Account is a Qualified Joint and Survivor Annuity.  The Administrator may, in its discretion, distribute to the Participant an annuity contract purchased on behalf of the Participant.

(2)

Qualified Optional Survivor Annuity.   A Participant who has a Transfer Account may elect to receive a Qualified Optional Survivor Annuity in place of the normal form of payment under Section 7.3(b)(1) without completing a waiver under Section 7.3(b)(3).

(3)

Distribution Election; Waiver of Qualified Joint and Survivor Annuity.  A Participant may elect to receive a distribution of his or her Transfer Account at any time following the date the Participant separates from service with the Employer, subject to the provisions of Section 7.4.  The Participant’s election will be irrevocable.

(A)

Benefit Notice.  Not earlier than 180 days before the Participant’s Annuity Starting Date, the Administrator will provide the Participant a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity; the optional methods of distribution available under the Plan, including the material features and relative values of those methods; the Participant’s right to defer distribution of his or her Account, if any; the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit; the rights of the Participant’s Spouse regarding the waiver election; and the Participant’s right to make, and the effect of, a revocation of a waiver election.  A Participant may elect (with any applicable Spousal consent) to waive any requirement that the written notice be provided at least 30 days before the Annuity Starting Date if the distribution commences more than seven days after such notice is provided.

(B)

Distribution in Accordance with Participant’s Election.  If a Participant makes an election under this Section 7.3(b)(3), the Administrator will direct the Trustee to distribute the Participant’s vested Account in accordance with that election.  The Participant will make an election in such manner as approved by the Administrator at any time before the Trustee otherwise would distribute a Participant’s Account in accordance with the requirements of this Article 7.

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(C)

Waiver of Annuity.  A Participant may receive a distribution of his or her vested Account without regard to the annuity provisions if the Participant’s election effectively waives the Qualified Joint and Survivor Annuity.  A married Participant’s waiver election is not valid unless:

(i)

the Participant’s Spouse (to whom the survivor annuity is payable under the Qualified Joint and Survivor Annuity) has consented in writing to the waiver election, the Spouse’s consent acknowledges the effect of the election, and a notary public or the Administrator (or the Administrator’s representative) witnesses the Spouse’s consent;

(ii)	the Spouse consents to the alternate form of distribution designated by the Participant or to any change in that designated form of distribution; and
(iii)	the Spouse consents to the Participant’s designation of a Beneficiary other than the Spouse or to any change in the Participant’s Beneficiary designation.
(D)

Exceptions to Spousal Consent.  The Administrator may accept as valid a waiver election which does not satisfy the spousal consent requirements if the Administrator establishes the Participant does not have a Spouse, the Participant’s Spouse is not able to be located, the Participant is legally separated or has been abandoned (within the meaning of applicable state law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement.

(E)

Scope of Spousal Consent.  The Spouse may execute a blanket consent to any form of distribution designation made by the Participant, if the Spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right.

(F)

Revocation of Waiver.  The Spouse’s consent to a waiver of the Qualified Joint and Survivor Annuity is irrevocable, unless the Participant revokes the waiver election.  A Participant is entitled to revoke a waiver of the Qualified Joint and Survivor Annuity or to make a new waiver an unlimited number of times during the election period.

7.4	Timing of Distribution.

Except as otherwise provided in Schedule C to the Plan, the total amount that a Participant is entitled to receive under this Article 7 will be distributed as follows:

Amount Does Not Exceed the Cash-Out Limit.

If the Participant’s vested Account balance as of the Participant’s severance from employment does not exceed the Cash-

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Out Limit, the Administrator will direct the Trustee to distribute the vested value directly to such Participant (or Beneficiary) without the consent of the Participant as soon as administratively feasible after the Participant’s severance from employment.

Amount Exceeds the Cash-Out Limit.

If the Participant’s vested Account balance as of the Participant’s severance from employment exceeds the Cash‑Out Limit, the Participant (or Beneficiary) may elect to have the vested value paid to him or her as soon as administratively feasible following the date selected by the Participant on an Application for Benefits, but in no event later than the Participant’s Required Distribution Date.  The form of payment will be one of the forms available under Section 7.3.  Unless the Participant (or Beneficiary) elects otherwise (or is deemed to elect to defer by a failure to elect distribution) and subject to Section 7.6, the distribution of the Participant’s vested Account will commence no later than the 60th day after the latest of the close of the Plan Year in which the Participant separates from service with the Employer, attains Normal Retirement Age, or reaches the 10th anniversary of the year in which the Participant began participation in the Plan.  However, if the amount of the distribution cannot be ascertained by the applicable distribution date or if it is not possible to make such distribution because the Administrator is unable to locate the Participant (or Beneficiary) after making reasonable efforts to do so, in accordance with Regulation Section 1.401(a)-14(d), a payment retroactive to such distribution date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located, whichever applies.

7.5	Notice.

The Administrator will provide notice to the Participant not earlier than 180 days before the Participant’s distribution date.  The notice will explain the optional methods of distribution from the Plan, including the material features and relative values of those methods, the Participant’s right to defer distribution until the Participant attains the Participant’s Required Distribution Date, the consequences of the Participant’s failure to defer and the Participant’s right to consider whether to elect a distribution for a period of at least 30 days.  Such distribution may commence fewer than 30 days after the benefit notice is given, provided that the Participant, after receiving the notice, affirmatively elects a distribution.

7.6	Required Minimum Distributions.

Notwithstanding anything herein to the contrary, all distributions under the Plan must be made starting no later than the Required Distribution Date, and determined and made in accordance with the requirements of Code Section 401(a)(9) and Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)-9, including the incidental death benefit requirement in Code Section 401(a)(9)(G).  The requirements of Code Section 401(a)(9) and the Regulations take precedence over any inconsistent provision in the Plan.

7.7	Death Benefits.

In general.

Except as otherwise provided in Section 7.7(b), the Participant’s Account will be distributed to the Participant’s Beneficiary upon the Participant’s Death as follows:

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(1)

Distribution to Beneficiary.  The value of the Death benefit will be determined as of the Valuation Date coinciding with the distribution date (or if the distribution date is not a Valuation Date, as of the immediately preceding Valuation Date).  The Participant’s Beneficiary will be entitled to receive the benefit determined as described in Section 7.2 and in a form that would have been available to the Participant (had he or she terminated) under Section 7.3.

(2)

Required Timing of Distribution.  The amount to which a Beneficiary is entitled under this Article 7 will be distributed to the Beneficiary as soon as administratively feasible following the submission of an Application for Benefits by the Beneficiary following the Participant’s Death, subject to the automatic cash-out provisions of Section 7.4(a).  In no event will the Death benefit commence later than the end of the Plan Year that includes the first anniversary of the Participant’s Death; provided, however, in the case of a spousal Beneficiary, the distribution date may be deferred until the end of the Plan Year in which the Participant would have attained age 72 (70½ for Deaths prior to January 1, 2020).  Notwithstanding the foregoing, the requirements of Section 7.6 apply.

Transfer Account.

A Participant’s Transfer Account will be distributed to the Participant’s Beneficiary upon the Participant’s Death as provided under Sections 7.7(b)(1) or 7.7(b)(2), as applicable.

(1)

Unmarried Participants.  If an unmarried Participant dies, the Administrator will direct the Trustee to distribute the nonforfeitable portion of the Participant’s Transfer Account to the Participant’s Beneficiary.

(A)

Account Does Not Exceed Cash-Out Limit.  If the Participant’s nonforfeitable Account does not exceed the Cash-Out Limit, the Administrator will direct the Trustee to make a single lump sum payment to the Participant’s Beneficiary.

(B)

Account Exceeds the Cash-Out Limit.  If the Participant’s nonforfeitable Account exceeds the Cash-Out limit, the Participant’s nonforfeitable Transfer Account will be payable to the Participant’s Beneficiary in the form elected by the Beneficiary, which form will either be a single lump sum payment or annual installments, at the time elected by the Beneficiary but in compliance with Section 7.6.

(2)

Married Participants.  If a married Participant dies prior to the Participant’s Annuity Starting Date, the Administrator will direct the Trustee to distribute the nonforfeitable portion of the Participant’s Transfer Account to the Participant’s Spouse in the form of a Qualified Preretirement Survivor Annuity, unless the Participant has a valid waiver election in effect.  The Administrator may, in its discretion, distribute to the Spouse such annuity contract purchased on behalf of the Spouse.

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(A)	Account Does Not Exceed Cash-Out Limit. If the Participant’s nonforfeitable Account does not exceed the Cash-Out Limit:
(i)

The Administrator will direct the Trustee to make a single lump sum payment to the Participant’s Spouse, the portion of the nonforfeitable Transfer Account that would have otherwise been payable as a Qualified Preretirement Survivor Annuity, in lieu of the Qualified Preretirement Survivor Annuity.

(ii)	The Administrator will direct the Trustee to make a single lump sum payment to the Participant’s Beneficiary of the remaining portion of the Participant’s nonforfeitable Transfer Account.
(B)	Account Exceeds Cash-Out Limit. If the Participant’s nonforfeitable Account exceeds the Cash-Out Limit:
(i)

The Participant’s Spouse will be entitled to elect to have the Trustee commence distribution of the nonforfeitable Transfer Account in the form of a Qualified Preretirement Survivor Annuity with respect to 50% of the participant’s nonforfeitable Transfer Account, at any time following the date of the Participant’s death, but not later than as required under Section 7.6.  The Spouse will be entitled to elect a single lump sum payment or annual installments (that satisfy any minimum distribution requirements under Section 7.6) in lieu of the Qualified Preretirement Survivor Annuity.  In the absence of an election by the Spouse, the Administrator will direct the Trustee to distribute the Qualified Preretirement Survivor Annuity 60 days following the close of the Plan Year in which the Participant’s death occurred.

(ii)

The portion of the Participant’s nonforfeitable Transfer Account not payable to the Spouse as a Qualified Preretirement Survivor Annuity will be payable to the Participant’s Beneficiary in the form elected by the Beneficiary, which form will be either a single lump sum payment or annual installments, at the time elected by the Beneficiary but in compliance with any minimum distribution requirements under Section 7.6.

7.8	Determination of Beneficiary.

Each Participant has the right to designate a Beneficiary in the manner prescribed for such designation by the Administrator and in accordance with the following rules:

Spouse as Beneficiary; Consent.

In all cases, the Participant’s Beneficiary will be the Participant’s Spouse, unless (1) the Beneficiary is otherwise determined pursuant

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to Section 7.8(d), or (2) the Participant elects to name a different Beneficiary (or Beneficiaries) and the Participant’s Spouse consents to such election.  The Spouse’s consent must be in writing, must acknowledge the effect of the election, must be witnessed by a Plan representative or a notary public, and must meet one of the following requirements:

(1)	the consent names a specific Beneficiary that cannot be changed without the additional consent of the Spouse in a form meeting the requirements of this Section 7.8;
(2)

the consent specifically provides that the Participant may change the designation of a Beneficiary without any further consent by the Spouse, and the Spouse acknowledges in the consent that the Spouse is giving up the right to limit his or her consent to a specific Beneficiary; or

(3)

the consent specifically provides that the Participant may change the designation of a Beneficiary, with such change being limited to a change among certain Beneficiaries, without any further consent by the Spouse, and the Spouse acknowledges in the consent that the Spouse is giving up the right to limit his or her consent to a specific Beneficiary.

Exceptions.

A Spouse’s consent will not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because (1) the Participant does not have a Spouse; (2) the Spouse cannot be located; or (3) other circumstances exist under which the Secretary of the Treasury excuses the consent requirement.  If the Spouse is not legally competent to give consent, the Spouse’s legal guardian may give consent.  A valid election made by the Participant may be revoked by the Participant in the manner required by the Administrator without the consent of the Spouse at any time.  Any new election must comply with the requirements of this Section 7.8.  A consent by a former Spouse will not be applicable to a new Spouse.

Presumed Designation of Beneficiary.

If there is no Beneficiary designated, no Beneficiary living at the time of a Participant’s Death, or if a non-Spouse Beneficiary disclaims any benefit under the Plan in the manner required by the Administrator, the Spouse is the Beneficiary.  If there is no Spouse, or if the Spouse disclaims any benefit under the Plan, the Beneficiary is, in the following order of priority; provided, however, that with respect to (1) and (2), such individuals are then living:  (1)  the Participant’s children (including adopted children), in equal shares by right of representation (one share for each surviving child and one share for each child who predeceases the Participant with living descendants); (2)  the Participant’s surviving parents, in equal shares; and (3)  the Participant’s estate.  The Administrator’s determination of the persons who qualify as Beneficiaries under this Plan will be binding on all interested parties.

Effect of Dissolution of Marriage.

Dissolution of marriage terminates the Participant’s Beneficiary designation, or presumed designation, of the Participant’s former Spouse as the Participant’s Beneficiary.

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(1)

If, prior to payment of benefits upon the Participant’s Death, documentation of the Participant’s dissolution of marriage, as issued by a court of competent jurisdiction, is received and accepted by the Administrator, the Participant’s former Spouse will be deemed to have predeceased the Participant, and no heirs or other Beneficiaries of the Participant’s former Spouse will receive benefits as a Beneficiary, unless such heirs are specifically designated in the Participant’s Beneficiary designation under the Plan.

(2)	Section 7.8(d)(1) will not apply if, prior to distribution of the vested portion of the Participant’s Accounts, either of the following occurs:
(A)

The Participant completes a properly completed Beneficiary designation in the manner required by the Administrator, dated after the date of the dissolution of marriage that designates the Participant’s former Spouse as a Beneficiary.

(B)	The Plan receives a Qualified Domestic Relations Order, as defined in Section 7.10, directing that the Participant’s former Spouse be treated as the Participant’s Spouse under the Plan.

Any such payment will be a distribution for the account of such Participant and the Participant’s Beneficiary and will, to the extent thereof, be a complete discharge of any liability under the Plan to the Participant’s estate or any beneficiary.  In the event of a dispute with respect to the determination of Beneficiaries as a result of the operation of this Section 7.8(d), the Administrator may solicit a court of competent jurisdiction for a determination of a rightful beneficiary.  If such request is made to a court, the Trustee will retain within the Plan or transfer to the court any portion of the Participant’s Accounts in dispute until the rendering of a final determination by the court.  The decision of the Administrator will be final and binding on all interested parties, and the Administrator will be under no duty to investigate further the intent of the Participant with respect to the designation of any Beneficiary.

Governing Designation.

The Beneficiary designation that the Participant completes and submits under the Plan will apply with respect to all Accounts under the Plan maintained on behalf of the Participant.  Each proper Beneficiary designation effectively revokes all prior Beneficiary designations made by the same Participant.  No successor Beneficiary designations made by a Beneficiary will be recognized under the Plan.

Slayers.

Notwithstanding anything in the Plan to the contrary, in the event that the death of the Participant or any Beneficiary is the result of the criminal act involving any other Beneficiary, such Beneficiary convicted of such criminal act will not be entitled to receive any undistributed amounts credited to Participant’s Account.

7.9	Rollover of Plan Distributions.

Notwithstanding any provision of the Plan to the contrary that would limit a Distributee’s election under this Section 7.9, a Distributee may elect to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee.  The election regarding a direct

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rollover will be made at the time and in the manner prescribed by the Administrator.  The Administrator may restrict such direct rollovers to a minimum amount, as determined by the Administrator in a uniform and nondiscriminatory manner.  For purposes of this Section 7.9 only:

Distributee

means a Participant, former Participant, a Beneficiary of a Participant or former Participant, or an “alternate payee” as defined under Code Section 414(p).

Eligible Rollover Distribution

means any distribution of all or any portion of the balance to the credit of the Distributee.  However, an Eligible Rollover Distribution does not include:  (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary; (2) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for a specified period of ten years or more; (3) any distribution to the extent the distribution is required under Code Section 401(a)(9); (4) any portion of any distribution that is not includible in gross income, as determined without regard to the exclusion for net unrealized appreciation of employer securities (except relating to designated Roth contributions); (5) any amount that is distributed on account of hardship; (6) corrective distributions; and (7) permissible withdrawals under Code Section 414(w).

Eligible Retirement Plan

means:  (1) an individual retirement account described in Code Section 408(a); (2) an individual retirement annuity described in Code Section 408(b); (3) an individual retirement plan described in Code Section 408A (for amounts that are designated Roth contributions); (4) an annuity plan described in Code Section 403(a); (5) a qualified trust described in Code Section 401(a); (6) an annuity contract described in Code Section 403(b) and (7) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan.  For a Distributee who is a non-Spouse Beneficiary, Eligible Retirement Plan means only an arrangement described in item (1), (2), or (3) that is treated as an inherited IRA pursuant to Code Section 402(c)(11).  With respect to distribution of amounts that are designated Roth contributions, an Eligible Retirement Plan means only an otherwise permitted plan that also provides for Roth contributions and agrees to separately account for amounts rolled over, including separately accounting for the portion of the distribution that is includible in gross income and the portion of the distribution that is not includible in the distribution.

7.10	Qualified Domestic Relations Orders.

All rights and benefits, including elections, provided to a Participant in this Plan will be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order” (QDRO) as those terms are defined in Code Section 414(p), provided, however, that such order meets the requirements of Code Section 414(p).

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Determination of Qualification.

The Administrator will establish reasonable written procedures to determine the qualified status of domestic relations orders and to administer distributions made thereunder in a manner consistent with the requirements of Code Section 414(p).

Immediate Distribution.

Notwithstanding any provision of this Plan to the contrary, the distribution of all or the portion of a Participant’s vested Account that is assigned to an alternate payee under a QDRO will commence as soon as administratively practicable after the later of the following dates:  (1) the date on which the Administrator determines that the domestic relations order pertaining to the alternate payee is a QDRO, or (2) the date specified in the QDRO; provided, however, that if the amount of the Participant’s vested Account to be distributed to the alternate payee exceeds the Cash-Out Limit, the Administrator will not, without the prior written consent of the alternate payee, commence the distribution of the amount to be distributed to the alternate payee prior to the Participant’s “earliest retirement age” as that term is defined in Code Section 414(p)(4).

Fees or Expenses.

Fees or expenses incurred by the Plan in the course of determining whether a domestic relations order is a QDRO and in the administration of distributions made pursuant to a QDRO will be allocated to the Account of the Participant prior to segregation of any portion of the benefits on behalf of the alternate payee, and will be applied proportionately to the benefits allocated between the Participant and the alternate payee unless the QDRO provides for a different application.

Distributions made pursuant to this Section 7.10 will completely discharge the Plan of its obligations with respect to the Participant and each alternate payee to the extent of any such distributions.

*  *  *  *  End of Article 7  *  *  *  *

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Article 8.
Loans; Hardship and in-service withdrawals

8.1	Participant Loans.

The Administrator may adopt a loan policy pursuant to which a Participant may request a loan and the Trustee may make such a loan. Any loan policy must comply with the loan provisions of Code Sections 72(p) and 4975(d)(1).  Loans are not available from the Transfer Account.

8.2	In-Service Withdrawals.

Except as otherwise provided in Schedule C, a Participant may request an in-service withdrawal as provided in this Section 8.2.  A Participant’s request for an in-service withdrawal must be filed in the manner required by the Administrator.  The Administrator will thereafter notify the Trustee of the total dollar amount to be withdrawn, and the Trustee will disburse the withdrawn amount, less any required tax withholding amount, directly to the Participant as soon as administratively feasible following receipt of such notice.  All in-service withdrawals will be made in accordance with the administrative rules and procedures as adopted by the Administrator.

Age 59½ Withdrawal.

A Participant who has attained age 59½ and who is then employed by the Employer is permitted to withdraw all or a portion of the Participant’s vested Account (other than the Participant’s Transfer Account).

Withdrawal from Rollover Account.

A Participant who is employed by the Employer is permitted to withdraw all or a portion of the Participant’s Rollover Account.

Withdrawal from After-Tax Account.

A Participant who is employed by the Employer and who has after-tax contributions that were transferred into the Plan from another plan pursuant to a plan merger or transfer of assets, is permitted to withdraw all or a portion of the Participant’s after-tax account.

Deemed Severance Distribution.

A Participant who is called to active military duty and who is otherwise eligible, is entitled to an in-service withdrawal of his or her Deferral Account in the form of a deemed severance distribution as defined in Code Section 414(u)(12).

Qualified Reservist Distribution.

A Participant who is called to active military duty and who is otherwise eligible, is entitled to an in-service withdrawal of his or her Deferral Account in the form of a Qualified Reservist Distribution as defined in Code Section 72(t)(2)(G)(iii).

Transfer Account.

A Participant who has attained Normal Retirement Age and who is then employed by the Employer is permitted to withdraw all or a portion of the Participant’s vested Transfer Account.

8.3	Hardship Withdrawals.

In accordance with the limitations of this Section 8.3 and such other rules and restrictions imposed by the Administrator, prior to a Participant’s attainment of age 59½, a Participant will be permitted to withdraw for reasons of hardship all or a portion of the Participant’s previously undistributed Deferral Account, Qualified Nonelective Contribution Account, Qualified Matching Contribution Account and Safe Harbor Matching

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Contribution Account, including earnings on all such accounts (other than the portion of the Account used as security for a Plan loan) if the withdrawal is made on account of an immediate and heavy financial need of the Participant and the distribution is necessary to satisfy that financial need.  The Administrator will direct the Trustee to make the hardship distribution as soon as administratively practicable after the Participant makes a valid request for the hardship withdrawal in the manner required by the Administrator.

Immediate and Heavy Financial Need.

A distribution will be deemed to be necessary to satisfy the immediate and heavy financial need of the Participant only if the distribution is made on account of any one of the following:

(1)

expenses for medical care, or to obtain such medical care, for the Participant, the Participant’s Spouse, the Participant’s dependents (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)), or the Participant’s Beneficiary that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)

payments for tuition, related educational fees and room and board expenses, for the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, children, dependents (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)), or Beneficiary;

(3)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
(4)	payments needed to prevent either the eviction of the Participant from the Participant’s principal residence or the foreclosure on the mortgage of the Participant’s principal residence;
(5)

payments for burial or funeral expenses of the Participant’s deceased parent, Spouse, children, dependents (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B)), or Beneficiary;

(6)

expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income), and for taxable years beginning on or after January 1, 2018, without regard to Code Section 165(h)(5); or

(7)

expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, provided that the Participant’s principal residence or principal place of employment at the time of the disaster is located in the area designated by FEMA as eligible for assistance with respect to the disaster; or

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(8)	such other reasons as deemed by the Regulations to satisfy an immediate and heavy financial need of the Participant under the “safe harbor” standard.
Satisfaction of Need.

Any hardship withdrawal from the Plan will be deemed to meet the requirement that the distribution is necessary to satisfy that financial need if:

(1)

the amount of the hardship withdrawal does not exceed the amount of the immediate and heavy financial need of the Participant (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

(2)

for hardship withdrawals made prior to July 1, 2019, the Participant obtains all other distributions and all nontaxable loans available under all plans of the Employer before receiving a hardship withdrawal;

(3)

for hardship withdrawals made on or after July 1, 2019, the Participant obtains all other distributions except nontaxable loans available under all plans of the Employer before receiving a hardship withdrawal;

(4)

for hardship withdrawals made prior to July 1, 2019, the Participant’s Deferral Contributions and any other employee contributions to all deferred compensation plans of the Employer are suspended for six months following the date the Participant receives the hardship withdrawal and requires an affirmative Participant election in order to be reinstated thereafter.  Notwithstanding the foregoing, effective July 1, 2019, any Participant in the midst of such a six-month hardship suspension will have the suspension lifted effective immediately, and such Participant may make an affirmative election to reinstate deferrals at any time; and

(5)

for hardship withdrawals made on or after January 1, 2020, the Participant represents in writing (which may be electronic) that the Participant has insufficient cash or other liquid assets to satisfy the need.

*  *  *  *  End of Article 8  *  *  *  *

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Article 9.
application for benefits

9.1	Applying for Benefits.

A Participant may request a distribution by submitting a properly completed Application for Benefits.  The Administrator will establish such additional rules and procedures that it determines to be necessary or appropriate for the proper payment of Plan benefits.

9.2	Denial of Benefits.

The following claims procedures are generally applicable to claims filed under the Plan.  To the extent required by law and to the extent the Administrator is ruling on a claim for benefits on account of a Disability, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits.

General Procedures.

(1)

Filing a Claim.  All claims must be filed in writing by the Participant, Beneficiary or the authorized representative of the claimant (any of these, the “claimant”) by completing the procedures that the Administrator requires.  The procedures will be reasonable and may include the completion of forms and the submission of documents and additional information.  For purposes of this Section 9.2, a request for a Plan loan or an in-service withdrawal will be considered a claim.

(2)

Review of Claim.  The Administrator will review all materials and decide whether to approve or deny the claim.  If a claim is denied in whole or in part, the Administrator will provide written notice of denial to the claimant within a reasonable period of time no later than 90 days after the Administrator receives the claim, unless special circumstances require an extension of time for processing the claim.  If an extension is required, the Administrator will notify the claimant in writing before the end of the 90-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim.  The extension will not exceed an additional 90 days.  The notice of denial must be written in a manner calculated to be understood by the claimant and must include the following:

(A)	the specific reason(s) for the adverse determination;
(B)	specific references to pertinent Plan provisions on which the adverse determination is based;
(C)	a description of any additional material or information necessary for the claimant to perfect his or her claim and the reason why such material or information is necessary; and
(D)	a description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the claimant’s

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right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.
(3)

Appeal Process.  If the claimant wishes a review of the denied claim, the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  The claimant may submit to the Administrator in writing any issues, documents, records, comments or other information the claimant may have regarding his or her claim for benefits under the Plan.  Such request for an appeal must be made by the claimant in writing within 60 days after receipt of notice that the claim has been denied by the Administrator.

A document, record or other information will be considered “relevant” to a claim if such document, record or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination, or (C) demonstrates compliance with the administrative processes and safeguards required pursuant to ensure and to verify that benefit claim determinations are made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(4)

Review of Appeal.  The Administrator will make its decision on review solely on the basis of the written record, including documents and written materials submitted by the claimant.  The Administrator will make a decision on the review within a reasonable period of time, not later than 60 days after the Administrator receives the claimant’s written request for review unless special circumstances require additional time for review of the claim.  If an extension is required, the Administrator will notify the claimant in writing before the end of the 60-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim.  The extension will not exceed an additional 60 days.  The decision on review will be written in a manner calculated to be understood by the claimant.  If the claim is denied, the written notice will include the following:

(A)	the specific reason(s) for the adverse determination;
(B)	specific references to pertinent Plan provisions on which the adverse determination is based;
(C)

a statement that the claimant will be entitled, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits (as “relevant” is defined in this Section 9.2); and

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(D)	a statement of the claimant’s right to bring a civil action under ERISA Section 502(a).
Administrator’s Full Discretion.

The Administrator and its designated claims administrator and appeals administrator, if any, have full discretion and power to decide all claims and reviews of denied claims, including determining eligibility, status and the rights of all individuals under the Plan and construing any and all terms of the Plan.  Following the approval of a claim for benefits, the Administrator has the authority to construe and administer the Plan in a manner that is consistent with the payment of benefits in accordance with the approved claim.

Electronic Notification.

Any notification from the Administrator, claims administrator or appeals administrator to the claimant under this Section 9.2 may be made electronically, provided that such notification complies with Department of Labor Regulation Sections 2520.104b-1(c)(1)(i), (iii), and (iv).

9.3	Exhaustion of Remedies; Limitation of Actions.

In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this Article 9 must be exhausted before legal recourse of any type is sought.  No legal action at law or in equity may be filed against the Plan, the Sponsor, any Participating Employer, the Administrator or its delegate relating to any dispute over benefits under this Plan more than 180 days after the date of the Administrator’s (or its delegate’s) final determination under the claims review process described in this Article 9.

*  *  *  *  End of Article 9  *  *  *  *

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Article 10.
administration of the plan

10.1	Administrator.

The Administrator will supervise and administer the operation of this Plan and has all powers necessary to accomplish that purpose, including the power to make rules and regulations pertaining to the administration of this Plan.  The Sponsor has designated the Committee to act as the Administrator.  Any member of the Committee may resign by delivering written notice to the Sponsor.  Until such time as the Sponsor has appointed the members of the Committee, or in the event that all Committee members have resigned, the Sponsor will serve as the Administrator.  An Employee will be deemed to have resigned as Administrator or as a member of the Administrator upon separation from service with the Employer.  Vacancies due to resignation, death, removal, or other causes will be filled by the Sponsor.  The Sponsor is entitled to remove the Administrator at any time, with or without cause.

10.2	Organization and Procedures.

The Committee is established and organized in accordance with its mandate or charter and must follow such procedures as outlined in the mandate or charter.

10.3	Powers and Duties.

The Committee administers the Plan in accordance with its terms, and has all powers necessary to carry out the provisions of the Plan not otherwise reserved to the Sponsor or the Trustee.  Not in limitation, but in amplification of the powers and duties specified in this Plan, and in accordance with its mandate or charter, the Committee has the power and duty, in the Committee’s full and complete discretion, to:

(a)	Appoint subcommittees with such powers, whether discretionary or otherwise, as the Committee determines, consistent with the terms of the Plan.
(b)	Authorize or delegate its authority to one or more members of the Committee, an employee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.
(c)

Interpret the provisions of the Plan in the Committee’s total and complete discretion.  The Committee will be the sole judge of the standard of proof required in any case and the application and interpretation of the Plan, and decisions of the Committee are final and binding on all parties.  All questions or controversies of whatsoever character arising in any manner or between any parties or persons in connection with the Plan or its operation, whether as to any claim or appeal for benefits as to the construction of the language of the Plan or any rules and regulations adopted by the Committee, or as to any writing, decision, instrument or account in connection with the operation of the Plan, will be submitted to the Committee for decision.  Any decision by the Committee on appeal of a denied claim is binding on all persons dealing with the Plan or claiming any benefit hereunder, except to the extent such decision may be determined to be arbitrary or capricious by a court having jurisdiction over such matter.

(d)	Develop and maintain an investment policy for the purposes of the following: defining and assigning the responsibilities of all involved parties; establishing and

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communicating to all involved parties the objectives for establishing an investment program suitable to the long-term goals and investment objectives of the Plan; formulating policies for selecting investment management and investment accounts within the investment program; and establishing objectives for prudently monitoring and evaluating the performance of the investment program.

(e)

Adopt and enforce the rules and procedures and to designate the manner for Participants to make elections, all as are necessary for the operation and administration of the Plan and consistent with its provisions.  When designating procedures, the Committee will consider all of the substantive legal requirements, such as requirements that an election be “in writing,” and will designate procedures reasonably calculated to satisfy such requirements.

(f)	Determine all questions relating to eligibility, benefits and other rights of employees, Participants and beneficiaries under the Plan.
(g)

Keep all records necessary for the operation and administration of the Plan, to the extent such records are not kept by the Trustee, or to require its delegates or designates to keep records with respect to the authorities and responsibilities delegated to such.

(h)	To cause the Plan to be in compliance with all reporting and disclosure obligations under Part 1 of Title I of ERISA.
(i)	To perform due diligence as necessary and appropriate with respect to transactions involving the Plan.
(j)

To appoint one or more persons or entities to be investment managers (as defined in Section 3(3)) of ERISA) with respect to part or all of the Trust Fund, by notifying the Trustee in writing of the appointment of any such investment manager and of the part of the Trust Fund which the investment manager will manage, and to remove an investment manager at any time, for any reason, by written notice to the investment manager and the Trustee.

(k)

Delegate or employ agents, advisers and counsel (who may also be persons employed by the Employer), direct them to exercise the powers of the Committee and monitor their continued performance and, as the Committee deems appropriate, terminate the services of such agents, advisers and counsel.

10.4	Consultation with Agents.

The Administrator has the right to employ such agents, clerical, accounting and other services, and such lawyers and accountants as may be necessary for the purpose of administering the Plan.  The Administrator has the right to employ the Trustee to perform recordkeeping and such other services on behalf of the Plan.  Such costs may be paid for out of the assets of the Plan and will in such case constitute an operating expense of the Plan.

10.5	Finality of Action.

All acts and determinations of the Administrator are binding and conclusive upon Participants, Beneficiaries, Employees, and the Trustee.  The Employer may

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deem its records conclusively to be correct as to the matters reflected therein with respect to information furnished by an Employee.

10.6	Indemnification.

To the extent permitted by ERISA, the Employer agrees to indemnify and defend to the fullest extent permitted by law all persons who are, were, or may be employees of the Employer or members of the Committee, subject to the provisions of the Committee’s mandate or charter and any separate applicable indemnification agreement.

10.7	Payment of Plan Expenses.

General Rule.

No employee will be compensated for services performed in connection with the administration of the Plan.  However, all reasonable expenses of employees incurred in connection with the administration of the Plan will be paid from the Trust Fund unless otherwise paid by the Employer.  Until otherwise paid, the Trust Fund will at all times be liable for the payment of all administrative expenses, and the election of the Employer to pay any such expense will not be construed as creating any such liability on the part of the Employer.

Charges to Participant Accounts.

The Administrator may, except as prohibited by applicable law, charge a Participant’s Account for any reasonable Plan expenses directly related to that Account, including, but not limited to the following categories of fees or expenses:  distribution, loan, acceptance of rollover, QDRO, “lost participant” search, account maintenance, brokerage accounts investment management and benefit calculations.  The Administrator may charge a Participant’s Account for the reasonable expenses incurred in connection with the maintenance of or a distribution from that Account even if the charging of such expenses would result in the elimination of the Participant’s Account or in the Participant’s not receiving an actual distribution.  However, if the actual Account expenses exceed the Participant’s Account balance, the Administrator will not charge the Participant outside of the Plan for such excess expenses.  The Administrator may charge reasonable Plan expenses to the Accounts of Participants who are no longer employed with the Employer, even if the Administrator does not charge Plan expenses to the Accounts of Participants who are currently employed with the Employer, provided it is done in a uniform and nondiscriminatory manner.

*  *  *  *  End of Article 10  *  *  *  *

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Article 11.
the trust fund

11.1	The Trustee.

The Sponsor will select a Trustee to hold, invest and distribute any assets of the Plan which are held in the Trust Fund in accordance with the terms of the Trust Agreement which will be executed by the Sponsor and the Trustee under such terms and conditions, not in contravention of the provisions of this Plan, as the Sponsor and Trustee may elect.  The fiduciary responsibilities of the Trustee will be as set forth in the Trust Agreement entered into by and between the Sponsor and the Trustee.  The Sponsor from time to time may change the Trustee and the Trust Agreement, provided that no amendment which affects the duties or responsibilities of the Trustee will be effective without the consent of the Trustee.

11.2	The Trust Fund.

The Trust Fund will be used only to pay benefits as provided in the Plan and such other payments as directed by the Administrator.  All reasonable and necessary expenses incurred in the administration of the Plan and Trust Fund will be paid from the Trust Fund to the extent that such costs and expenses are not paid by the Employer.

11.3	Reversion of Assets.

Except as provided by the terms of this Section 11.3, no assets of the Trust Fund will ever revert to, or be used or enjoyed by, the Employer or any successor of the Employer, nor will any such funds or assets ever be used other than for the benefit of Participants or Beneficiaries.  Exceptions are as follows:

Mistake of Fact.

In the event the Administrator determines that the Employer has contributed any amount under Article 3 to the Trustee by mistake of fact, the Administrator will direct the Trustee in writing to return to the Employer, within one year after the payment of the contribution, the lesser of the amount actually contributed by such mistake of fact or its then current value.

Deductibility.

All contributions hereunder are made on the condition that they are deductible under Code Section 404.  If the Internal Revenue Service determines that any portion of the Employer’s contributions under Article 3 for a Plan Year is not deductible, to the extent that the deduction is disallowed, the Administrator will direct the Trustee to return the lesser of such amount or its then current value to the Employer within one year following the disallowance of the deduction.

Termination.

Upon termination of the Plan after satisfaction of all fixed and contingent liabilities or obligations to persons entitled to benefits upon termination of the Plan, any fund or property remaining in the Trust Fund will revert to the Employer, provided such reversion does not contravene any provision of law.

*  *  *  *  End of Article 11  *  *  *  *

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Article 12.
plan fiduciaries

12.1	Fiduciaries.

The named fiduciary with respect to the Plan and Trust Agreement will be the Administrator.  The Trustee will be a Plan fiduciary with respect to the Plan and Trust Agreement to the extent the Trustee exercises discretionary authority, responsibility or control with respect to management of the Plan or Plan assets or administration of the Plan.  Any Investment Manager will be a Plan fiduciary with respect to the Plan and Trust Agreement, but will not be a named fiduciary.  The fiduciaries of this Plan and Trust Agreement will have only those powers, duties, responsibilities and obligations as are specifically provided for by the Plan and Trust Agreement.

12.2	Fiduciary Responsibilities.

Administrator.

The Administrator has responsibility and authority to control the operation and administration of the Plan and as further set forth in Article 12.

Trustee.

The Trustee will hold the assets of the Trust Fund in trust and will be responsible for all functions specifically assigned to it by the Plan and Trust Agreement.  The Trustee has exclusive responsibility for the management and control of that portion, if any, of the Trust Fund which is not made subject to the management and control of an Investment Manager, a Participant or the Administrator.  The Trustee has no other responsibilities unless otherwise provided in the Trust Agreement.  To the extent that the Trust Fund or any portion thereof is subject to the management and control of an Investment Manager or the Administrator, the Trustee (1) will not have exclusive management and control over the Trust Fund, (2) will not invest or otherwise manage and control that portion of the Trust Fund, and (3) will take investment action only upon the instructions of such Investment Manager or the Administrator properly given as herein provided.  Purchase and sale orders may be placed by such Investment Manager directly with brokers and dealers without the intervention of the Trustee and, in such event, the Trustee’s sole obligation will be to make payment for purchased securities and deliver those that have been sold when advised of the transaction.  The Trustee has no liability to any person for any action taken or omitted in accordance with any directions given by such Investment Manager herein, or for the failure of such Investment Manager to give such directions.

Sponsor.

The Sponsor will be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement.  Any authority so assigned or reserved to the Sponsor will be exercised by resolution of its duly authorized governing body, and will become effective with respect to the Trustee only with its consent and upon written notice to the Trustee.  By way of illustration, and not by limitation, the Sponsor will have authority and responsibility for (1) the designation of named fiduciaries, (2) the appointment, removal and replacement of the Trustee, and (3) the exercise of all fiduciary functions provided in the Plan and Trust Agreement or necessary to the operation of the Plan, except such functions as are assigned to other named fiduciaries or to an Investment Manager.  Not as Plan fiduciary, but rather as “settlor” of the Plan, by way of illustration, and not by limitation, the Sponsor will

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have authority and responsibility for the design of the Plan, the qualification under applicable law of the Plan and Trust Agreement, and any amendments thereto, and the funding of the Plan with respect to its Employees.

This Section 12.2 is intended to allocate to each fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibilities will be shared by two or more of such fiduciaries unless such sharing is provided by a specific provision of the Plan and Trust Agreement.  Whenever one fiduciary is required to follow the directions of another fiduciary, the two fiduciaries will not be deemed to have been assigned a shared responsibility, but the responsibility of the fiduciary giving the directions will be deemed the fiduciary’s sole responsibility, and the responsibility of the fiduciary receiving those directions will be to follow them insofar as such instructions are on their face proper under applicable law.  A fiduciary may employ one or more persons to render advice concerning responsibility such fiduciary has been allocated under the Plan and Trust Agreement.  To the extent that fiduciary responsibilities are so allocated to an Investment Manager, such responsibilities are so allocated solely to such Investment Manager alone, to be exercised by such Investment Manager alone and not in conjunction with any fiduciary, and the Trustee is under no obligation to manage any asset of the Trust Fund that is subject to the management of such Investment Manager.

12.3	Investment Managers.

The Administrator may appoint a qualified Investment Manager to manage any portion or all of the assets of the Trust Fund.  For the purpose of this Plan and Trust Agreement, a qualified Investment Manager means an individual, firm or corporation that has been so appointed to serve as Investment Manager hereunder and that is and has acknowledged in writing that it is (a) a fiduciary with respect to the Plan, (b) bonded as required by ERISA, and (c) is registered as an investment adviser under the Investment Advisers Act of 1940, but excluding any investment adviser described in ERISA Section 3(38)(B)(ii), or an investment adviser described in ERISA Section 3(38)(B)(ii), or a bank as defined in the Investment Advisers Act of 1940, or an insurance company qualified to manage or dispose of assets of pension plans and licensed to conduct business in more than one state.  Any Investment Manager so appointed will have sole responsibility for the investment of the portion of the Trust Fund to be managed and controlled by such Investment Manager.

*  *  *  *  End of Article 12  *  *  *  *

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Article 13.
amendment, termination and merger

13.1	Plan Amendment.

Power to Amend.

The Sponsor may amend the Plan at any time and from time to time.  In addition, the Committee may amend the Plan at any time and from time to time if such amendment is for any necessary or appropriate clerical changes to Plan documentation, or to add new Participating Employers to the Plan under Section 15.4.  The attached Schedules to the Plan may be updated without formal amendment.  Any amendment may be made retroactively effective to the extent permitted by applicable law.

Limitation to Scope of Amendments.

Except to the extent required to qualify this Plan and the Trust Agreement under Code Sections 401(a) and 501, or as a condition of continued qualification thereunder, no amendment will be made which would have any of the following effects:

(1)	deprive any Participant or Beneficiary of the right to receive any benefits attributable to service before the amendment to which such individual may be entitled; or
(2)

except as provided in Article 11, permit any part of the Trust Fund to revert to the Employer or permit any part of the Trust Fund, other than such part as may be required to pay taxes or administration expenses, to be used for or diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries.

13.2	Vesting Amendments.

In the event the Sponsor adopts an amendment changing the vesting schedule described in the Plan, or any other amendment that directly or indirectly affects the computation of a Participant’s vested Account, any Participant who has completed at least three Years of Service may elect to have the Participant’s vested Account determined in accordance with the vesting schedule in effect immediately prior to the effective date of the amendment.  Notwithstanding the preceding sentence, no election need be provided for any Participant whose vested Account under the Plan, as amended, at any time cannot be less than such Account determined without regard to such amendment.  Such election must be in writing and be filed with the Administrator by the latest of (a) 60 days after the amendment is adopted, (b) 60 days after the amendment becomes effective, or (c) 60 days after written notice of the amendment is issued to the Participant by the Administrator.  The Participant must have completed the required three Years of Service by the latest date on which an election may be filed hereunder.  Notwithstanding anything in the Plan to the contrary, the vested portion of a Participant’s Accounts will be at least equal to the portion the Participant would have been entitled had the Participant ceased to be an Employee immediately prior to the date such amendment is adopted or the effective date of such amendment, whichever is later.

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13.3	Plan Termination.

Sponsor Rights.

Although the Sponsor expects to continue the Plan and the contributions to the Trust Fund indefinitely, the Sponsor may terminate the Plan and all further contributions to the Trust Fund for any reason and at any time.

No Liability for Future Contributions.

Although each contributing Employer expects to continue the Plan and the contributions to the Trust Fund indefinitely, the Employer may, with respect to its Employees, terminate the Plan and all further contributions to the Trust Fund for any reason and at any time.  The liability of the Employer to contribute to the Trust Fund will automatically terminate upon its being legally dissolved.  Any such termination of the Plan by a contributing Employer will not affect the continuation of the Plan by any other contributing Employer.

Partial Termination, Vesting.

In the event of the partial termination of the Plan, the rights of each Participant affected by such termination to the amounts credited to the Participant’s Account as of the date of such termination will be vested.  Such amounts will be distributed in accordance with the provisions of this Plan.

Trust Fund, Vesting and Distribution.

Upon the termination of the Plan or the complete discontinuance of contributions to the Trust Fund, the Administrator will notify the Trustee of such event in writing.  The Trust Fund will continue until all funds are distributed in accordance with the terms of the Plan.  All provisions of the Plan and Trust Agreement will remain in force, other than the provisions relating to Employer contributions, until all funds are distributed from the Trust Fund.  Each affected Participant will be fully vested in the Participant’s Account as of the date of such termination or discontinuance.  Anything herein to the contrary notwithstanding, the Trustee and the Administrator may, at any time after the Plan has been completely terminated, terminate the Trust Fund.  Upon termination of the Trust Fund, the amount credited to the Account of each Participant and Beneficiary will be distributed to the individual absolutely and free of trust or transferred to another plan maintained by the Employer’s Affiliated Group.

Allocation of Suspense Account.

Any funds held in the Suspense Account at the time of the termination of the Plan or discontinuance of contributions will be allocated among the Participants for whom an Account is being held in the manner set forth in Section 5.3 to the extent such allocation does not exceed the limits of Article 6.

Trustee Fees.

The Trustee’s fees and expenses of administering the Trust Fund and other expenses incident to the termination and distribution of the Trust Fund incurred after the termination of this Plan and the Trust Agreement will be paid from the Trust Fund unless otherwise paid by the Employer.  Until otherwise paid, the Trust Fund will at all times remain solely liable for the payment of all fees and expenses incident to the termination.

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13.4	Plan Merger or Transfer of Assets.

Transfer of Assets.

This Plan will not be merged into, or consolidated with, nor will any assets or liabilities be transferred to, any pension or retirement plan under circumstances resulting in a transfer of assets or liabilities from this Plan to any other plan unless immediately after any such merger, consolidation or transfer each Participant would (if the Plan then terminated) receive a benefit after the merger, consolidation or transfer that would be equal to or greater than the benefit the Participant would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).  Subject to the foregoing and the applicable requirements of Code Section 411(d)(6), the Administrator may, in its discretion, direct the Trustee to (1) transfer all or a specified portion of the Trust Fund to any other trust forming part of another qualified plan, or (2) accept a transfer to the Trust Fund of all or a specified portion of the assets of a trust forming part of another qualified plan.  Any transfer of assets to another trust will be in complete satisfaction of all liabilities relating to the amounts so transferred.

Distributions.

Subject to an election by the Administrator to transfer the Accounts of any affected Participant to another trust forming part of a qualified plan as provided in Section 13.4(a), the Administrator may, in its discretion, permit in a uniform and nondiscriminatory manner the Accounts of affected Participants to be distributed, with the Participant’s consent as provided in Article 7, in a lump sum in connection with a corporate transaction that results in the Participant’s “severance from employment” as permitted in accordance with Code Section 401(k).

*  *  *  *  End of Article 13  *  *  *  *

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Article 14.
Top Heavy Provisions

14.1	Top-Heavy Definitions.

For purposes of this Article 14, the following terms have the following meanings.

Determination Date

means the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

Key Employee

means any Participant who, at any time during the Plan Year, has been (1) an officer of the Employer having Testing Compensation greater than 50% of the amount in effect under Code Section 415(b)(1)(A); (2) a 5% owner of the Employer; or (3) a 1% owner of the Employer having Testing Compensation from the Employer of more than $150,000 without application of the Code Section 401(a)(17) limitation.  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and related Regulations.  No more than 50 Employees, or, if lesser, the greater of three Employees or 10% of the Employees, will be treated as officers.

Non-Key Employee

means any Participant who is an Employee on the last day of the Plan Year and who is not a Key Employee, regardless of the Hours of Service or Compensation earned by such Employee during the Plan Year.

Permissive Aggregation Group

means the Required Aggregation Group combined with any other plan maintained by the Employer, provided that the resulting combination group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410 once such other plan is taken into account.  The Administrator will determine which plan or plans maintained by the Employer will be taken into account in determining the Permissive Aggregation Group.

Required Aggregation Group

means (1) each plan of the Employer in which a Key Employee is a participant, and (2) each other plan of the Employer that enables any plan described in clause (1) to meet the requirements of Code Section 401(a)(4) or 410.

14.2	Determination of Top-Heavy Status.

Top-Heavy Plan Determination.

This Plan will be deemed to be a “Top-Heavy Plan” within the meaning of Code Section 416(g) if, as of the Determination Date, the top-heavy determination percentage determined under Section 14.2(b) exceeds 60%.  This Plan will not be considered a Top-Heavy Plan for any Plan Year in which the Plan is part of a Required or Permissive Aggregation Group that is not a Top-Heavy Plan.

Top-Heavy Determination Percentage.

The top-heavy determination percentage will be derived as of the Determination Date by dividing (1) the sum of the Accounts of Key Employees under this Plan (plus the aggregate present value of cumulative accrued benefits for Key Employees under a defined contribution or defined benefit plan that is part of a Required or Permissive Aggregation Group) by (2) a similar sum determined for all Eligible Employees.  For purposes of determining the Account of

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any Employee (or the present value of the cumulative accrued benefit for any Employee in a defined contribution or defined benefit plan), such Accounts or present value will be increased by the aggregate distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date.  The preceding sentence will also apply to distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than separation from service, Death or Disability, this provision will be applied by substituting “five-year period” for “one-year period.”

Look-Back Period.

If any Employee is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, such Employee’s Accounts (and the present value of the cumulative accrued benefit for any such Employee in a defined contribution or defined benefit plan) will not be taken into account for purposes of determining whether this Plan is a Top‑Heavy Plan.  If an Employee has not performed any services for the Employer at any time during the one-year period ending on the Determination Date, such Employee’s Accounts (and the present value of the cumulative accrued benefit for any such Employee in a defined contribution or defined benefit plan) will not be taken into account for the purposes of determining whether the Plan is a Top-Heavy Plan.

14.3	Change in Vesting Schedule.

To the extent the vesting provisions of the Plan are not more generous, if this Plan is deemed a Top-Heavy Plan for a Plan Year, then the vesting under the Plan will be at least as generous as the following schedule, or if more generous, the vesting schedule otherwise set forth in the Plan:

Years of Service	Vested Percentage
Fewer than 2 Years of Service	0%
At least 2 Years of Service, but fewer than 3 Years of Service	20%
At least 3 Years of Service, but fewer than 4 Years of Service	40%
At least 4 Years of Service, but fewer than 5 Years of Service	60%
At least 5 Years of Service, but fewer than 6 Years of Service	80%
At least 6 Years of Service	100%

14.4	Minimum Contribution.

Amount of Contribution.

For any Plan Year in which the Plan is a Top‑Heavy Plan, the Employer will contribute to the Account of each non-Key Employee an amount equal to (1) the lesser of 3% of the Non-Key Employee’s Testing Compensation or

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the largest percentage of Testing Compensation contributed on behalf of any Key Employee for such Plan Year (determining such largest percentage by taking into account all contributions including Safe Harbor Matching Contributions and Employer Contributions for such Plan Year made by the Employer to such Key Employee’s Account) minus (2) any Employer contribution for such Plan Year for such Non-Key Employee that may have been made as of the Determination Date (including Safe Harbor Matching Contributions and Employer Contributions for such Plan Year made by the Employer).

Eligible Employees.

The minimum contribution will be made on behalf of each Participant who is a Non-Key Employee regardless of whether the Non-Key Employee has attained any minimum level of service for accrual purposes or compensation for the Plan Year.

Coordination with Other Plan.

If any Participant in this Plan is also covered by another defined contribution plan or defined benefit plan sponsored by the Employer, then for each year this Plan is a Top-Heavy Plan, the Participant’s receipt of a minimum guaranteed benefit under the other defined contribution plan or the defined benefit plan in accordance with Code Section 416(c)(1) will satisfy the minimum contribution requirement.

*  *  *  *  End of Article 14  *  *  *  *

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Article 15.
general provisions

15.1	Interpretation.

Consistency.

If any provision of this Plan or the Trust Agreement may be susceptible to more than one interpretation, the interpretation that will always be given to such provision will be consistent with this Plan and the Trust Agreement being an employees’ plan and trust agreement within the meaning of Code Sections 401(a) and 501, or as replaced by any sections of like intent and purpose.

Severability.

In case any provisions of this Plan is held illegal or invalid for any reason, said illegality or invalidity will not affect the remaining provisions of this Plan, and this Plan will be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

Number and Gender.

Unless the context otherwise requires, words denoting the singular number may, and where necessary will, be construed as denoting the plural number, and pronouns in the masculine gender include the feminine gender and pronouns in the neuter gender include the masculine and feminine gender.

Descriptive Headings.

The headings of the Plan are inserted for convenience of reference only and has no bearing upon the meaning of the provisions hereof.

15.2	Liability for Participant Representations.

The Employer, the Administrator and the Trustee will be discharged from any liability in acting upon any representations by any individual of any fact affecting the individual’s status under this Plan or upon any notice, request, consent, letter, telegram, or other document believed by them, or any of them, to be genuine, and to have been signed or sent by the proper person.

15.3	Governing Law.

The Plan will be construed, regulated and administered under the laws of the State of Colorado, except that if any such laws are superseded by any applicable federal law or statute, such federal law or statute will apply.

15.4	Participating Employers.

Rights of Participating Employer.

Notwithstanding any provision in this Plan to the contrary, any entity that adopts this Plan participates in the Plan as a “Participating Employer,” as set forth in Schedule A, effective as of the date of such adoption.  Subject to such Participating Employer’s right to withdraw from the Plan, the Participating Employer has no power or obligation to amend or consent to any amendment made by the Sponsor, and agrees to be bound by all the provisions, conditions, and limitations of the Plan, as amended from time to time, as fully as if the Participating Employer was an original party to the Plan.  For the purpose of this Plan, each Participating Employer, by adopting the Plan, irrevocably designates the Sponsor as its agent.

Withdrawal and Removal.

A Participating Employer, by action of its board of directors or other governing body, may withdraw from the Plan at any time upon

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prior notice in writing to the Administrator (the effective date of such withdrawal being the “withdrawal date”), and will thereupon cease to be a Participating Employer for all purposes of the Plan.  The Administrator may remove an adopting Participating Employer from the Plan at any time upon prior notice in writing to the Participating Employer (the effective date of such withdrawal being the “removal date”), and will thereupon cease to be a Participating Employer for all purposes of the Plan.

15.5	Missing Participants and Beneficiaries.

An individual for whom benefits are being held by the Trustee will keep the Administrator notified of the individual’s current mailing address.  The Administrator, the Trustee and the Employer will be discharged from any liability resulting from the failure to pay benefits as they become due if the Administrator has notified the individual at the last address of record.  If benefits are to be paid to an individual who cannot be located after six months following the date the Administrator first attempts to locate the individual, the Administrator may take either or none of the following actions, in addition to any other actions the Administrator may deem reasonable, at its discretion:

Forfeiture.

The individual’s Account may be forfeited and applied as provided in Article 4.  If the individual is later located, the vested portion of the Account will be reinstated and distributed in accordance with the terms of the Plan.

Distribution to Established Account.

The Administrator may direct the Trustee to distribute the Account by establishing an individually-designated account for such individual (for example, a savings account or individual retirement account), by purchasing an annuity for the individual, by transferring the account on behalf of such individual to an ongoing plan of the Employer, or by any other method deemed proper by the Administrator.

15.6	Incapacity of Participant or Beneficiary.

If any Participant or Beneficiary entitled to receive a distribution under this Plan is, as determined by the Administrator in a uniform and nondiscriminatory manner, unable to apply such distributions to his or her own best interest, whether because of illness, accident or other incapacity (mental, physical or legal), the Administrator may, in its discretion, direct the Trustee to make distributions in one or more of the following ways:

(a)	directly to the Participant or Beneficiary;
(b)	to the duly appointed legal guardian or conservator of the Participant or Beneficiary;
(c)	to the Spouse of the Participant or Beneficiary;
(d)	to a custodian under any applicable Uniform Gifts to Minors Act or Uniform Transfers to Minors Act;
(e)

to an adult relative or friend of the Participant or Beneficiary, or to one residing with the Participant or Beneficiary, pursuant to appropriate legal appointment (including durable power of attorney) for the benefit of the Participant or Beneficiary.

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Any such payment will be a distribution for the account of such Participant or Beneficiary and will, to the extent thereof, be a complete discharge of any liability under the Plan to such Participant or Beneficiary.  The Administrator’s reliance on the written instrument of agency governing a relationship between the Participant or Beneficiary entitled to distribution and the person to whom the Administrator directs distribution will be fully protected as though the Administrator made such distribution directly to the Participant or Beneficiary as a competent person.  In the absence of actual knowledge to the contrary, the Administrator may assume that the instrument of agency was validly executed, that the Participant or Beneficiary was competent at the time of execution and that at the time of reliance, the agency has not been amended or terminated.  The decision of the Administrator is final and binding on all interested parties, and the Administrator is under no duty to see to the proper application of the funds.

15.7	Assignment and Alienation.

The Trust Fund is established for the purpose of providing for the support of the Participants upon their retirement and for the support of their families.  Except in the case of any (a) Plan loan under Section 8.1, (b) federal tax lien, (c) qualified domestic relations order under Section 7.10, (d) breach of a Participant’s fiduciary obligations to the Plan, or (e) other event described in Section 401(a)(13) and the Regulations thereunder, no right or interest of any individual in any part of the Trust Fund will be transferable or assignable or be subject to alienation, anticipation, or encumbrance, and no such right or interest will be subject to garnishment, attachment, execution, or levy of any kind.

15.8	Participant Rights.

The sole rights of a Participant under this Plan will be to have this Plan administered according to its provisions, to receive whatever benefits the Participant may be entitled to hereunder, and, subject to any spousal Death benefit requirements, to name the Beneficiary to receive any Death benefits to which such person may be entitled.

15.9	Effect on Employment Status.

The adoption and maintenance of this Plan will not be construed as creating any contract of employment between the Employer and any Participant.  This Plan does not affect the right of the Employer to deal with its Employees in all respects, including their hiring, discharge, compensation, and conditions of employment.  No individual will be discharged, fired, suspended, expelled, disciplined, or discriminated against for exercising any right under this Plan or for giving information or testimony in any inquiry or proceeding relating to the Plan’s administration.

15.10	Qualified Military Service.

The Plan will comply with the requirements of Code Section 414(u) with respect to each Participant who is absent from service because of “qualified military service” (as defined in Code Section 414(u)(5)) provided that the Participant returns to employment within such period after the end of the qualified military service as is prescribed under Code Section 414(u) (or other federal law cited therein).  Accordingly, any such Participant will receive Employer Contributions, will be permitted to make additional Deferral Contributions after the Participant’s reemployment, will receive Safe Harbor Matching Contributions on such Deferral Contributions and will receive

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QMACs and QNECs if any were made for the period of qualified military service, and will receive service credit for the period of qualified military service as required under Code Section 414(u).

*  *  *  *  End of Article 15  *  *  *  *

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IN WITNESS WHEREOF, the Sponsor has caused the Ovintiv U.S. Retirement Plan to be executed in the name of and on behalf of the Sponsor, effective January 27, 2020.

Ovintiv Services Inc.

Sponsor

By: /s/ Mike Williams

Title: Chair, Management Pension Benefits Committee

Date: April 6, 2020

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Ovintiv U.S. Retirement Plan

Schedule A -
Participating Employers

(in addition to the Sponsor)

Employer	Date of Participation
Ovintiv USA Inc. (f/k/a Encana Oil & Gas (USA) Inc.)	January 1, 2014
Encana Corporation (including any payments made through a payroll services agreement with Alenco Inc.)	June 1, 2018 through January 23, 2020
Ovintiv Inc. (including any payments made through a payroll services agreement with Alenco Inc.)	January 24, 2020
Newfield Exploration Company (n/k/a Ovintiv Exploration Inc.)	April 1, 2019 through December 31, 2019
Other employers prior to the Effective Date may have participated as provided in previous documents.

* * * * End of Schedule A * * * *

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Ovintiv U.S. Retirement Plan

Schedule B -
Imputed Service for Predecessor and Related Employers

Employer: Imputed Service Credit

Newfield Exploration Company (n/k/a Ovintiv Exploration Inc.):  Service performed for Newfield Exploration Company (n/k/a Ovintiv Exploration Inc.) before April 1, 2019.

* * * * End of Schedule B * * * *

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Ovintiv U.S. Retirement Plan

Schedule C -
Protected Benefits

I.Protected Benefits for Athlon Plan Accounts

This section applies to the accounts transferred to the Plan from the Athlon 401(k) Plan (the “Athlon Plan”) in connection with the merger of the Athlon Plan into the Plan effective as of December 31, 2015.  Any account(s) transferred from the Athlon Plan will be called the Participant’s “Athlon Account(s)” and will be entitled to the protected benefit features contained in this Section II of Schedule C.  The Athlon Accounts will be subject to the regular provisions of the Plan as modified by this Section II of Schedule C.

Participant Accounts

Pursuant to Section 5.1(h) of the Plan, an Athlon Account (defined above) also qualifies as a Participant Account for those Participants who have an Athlon Account as a result of the merger.

Optional Forms

In addition to the optional forms of distribution available under Section 7.3 of the Plan, Athlon Accounts may be distributed in the following optional forms:

Fixed Payment Installment Option.  The fixed payment installment option is an optional form of benefit under which the Participant elects to receive a specified dollar amount each year.  The annual payment may be paid in annual, semi-annual, quarterly, or monthly installments as elected by the Participant.  The Participant may elect to receive additional payments.  The amount payable must satisfy minimum distribution requirements.

II.Protected Benefits for Newfield Plan Accounts

This section applies to the accounts transferred to the Plan from the Newfield Exploration Company 401(k) Plan (the “Newfield Plan”) in connection with the merger of the Newfield Plan into the Plan effective as of July 1, 2019.  Any account(s) transferred from the Newfield Plan will be called the Participant’s “Newfield Account(s)” and will be entitled to the protected benefit features contained in this Section III of Schedule C.  The Newfield Accounts will be subject to the regular provisions of the Plan as modified by this Section III of Schedule C.

Participant Accounts

Pursuant to Section 5.1(h) of the Plan, a Newfield Account (defined above) also qualifies as a Participant Account for those Participants who have a Newfield Account as a result of the merger.

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Pursuant to Section 5.1(h) of the Plan, a Participant’s Newfield Account may include an account containing non safe-harbor employer matching contributions (“Newfield Employer Match Account”).  Any Newfield Employer Match Account will qualify as a component of a Participant Account and will be maintained under the Plan, with no further contributions permitted as of April 1, 2019.

Pursuant to Section 5.1(h) of the Plan, a Participant’s Newfield Account may include an account containing voluntary after-tax employee contributions (“Newfield After-Tax Account”).  Such a Newfield After-Tax Account will qualify as a component of a Participant Account and will be maintained under the Plan, with no further contributions permitted as of April 1, 2019.

* * * * End of Schedule C * * * *

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